U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         AMENDMENT NUMBER 2 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Texas Border Gas Company
             (Exact name of registrant as specified in its charter)

Delaware                                     1311                     01-0687920
--------                                     ----                     ----------
(State or other jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
of incorporation or              Classification Code Number) Identification No.)
organization)


2606 State Street, Dallas, Texas                                         75204
--------------------------------                                      ----------
(Address of registrant's principal                                    (Zip Code)
executive offices)


                                  214.720.9890
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================

       Title of each class          Amount         Proposed maximum       Proposed maximum        Amount of
          of securities             to be           offering price           aggregate          registration
        to be registered          registered           per share           offering price            fee
-----------------------------   ---------------   --------------------   -------------------   --------------

Common Stock, $.001 par value     2,310,000            $0.10 (1)            $231,000.00          $21.25 (2)
=============================================================================================================

(1) For purpose of computing the registration fee in accordance with Rule 457(c), the price shown is based upon the price of $0.10 per share, which is the price at which the selling shareholders will sell their shares until the registrant's shares are quoted on the OTC Bulletin Board. The registrant's common stock is not currently listed or quoted on any quotation medium.
(2) $10.63 was previously paid upon the initial filing of this registration statement, calculated using a price of $0.05 per share.

(begin boldface)
The registrant hereby amends this registration statement in such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
(end boldface)

Prospectus
                            Texas Border Gas Company,
                             a Delaware corporation

                        2,310,000 shares of Common Stock

This prospectus relates to 2,310,000 issued and outstanding shares of common stock of Texas Border Gas Company, a Delaware corporation, offered by a selling shareholder. The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the Over-The-Counter Bulletin Board electronic quotation service, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to have our common stock quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service.

The shares of common stock to be distributed by the selling shareholder will be registered for distribution under the securities laws of the applicable states. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

(begin boldface)
See "Risk Factors" beginning on page 4 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
(end boldface)


                The date of this prospectus is December ___, 2002
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary .........................................................3
Risk Factors................................................................4
Use of Proceeds.............................................................6
Determination of Offering Price.............................................6
Dilution....................................................................6
Selling Shareholder.........................................................7
Plan of Distribution........................................................7
Legal Proceedings...........................................................8
Directors, Executive Officers, Promoters and Control Persons................9
Security Ownership of Certain Beneficial Owners and Management.............11
Changes in Control.........................................................12
Description of Securities..................................................12
Interest of Named Experts and Counsel......................................13
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities ................................................13
Organization Within Last Five Years .......................................14
Description of Business....................................................14
Plan of Operation..........................................................21
Certain Relationships and Related Transactions.............................23
Market for Common Equity and Related Stockholder Matters...................24
Executive Compensation.....................................................25
Legal Matters..............................................................26
Experts....................................................................26
Additional Information.....................................................26
Financial Statements.......................................................F-1

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
             ------------------------------------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs, and the costs and effectiveness of our operations. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Prospectus Summary
------------------

Our Company and our           We were  incorporated  in the State of Delaware on
Business:                     December  19,  2001  under  the name  Phoenix  ATM
                                                                    ------------
                              Service,  Inc. We changed our name to Texas Border
                              --------------                        ------------
                              Gas  Company  on  May  30,  2002.   Our  principal
                              ------------
                              business  address  is 2606 State  Street,  Dallas,
                              Texas,   75204,   and  our  telephone   number  is
                              214.720.9890.

                              We are a development stage company in the business of oil and gas exploration and production. We have entered into an option agreement to acquire certain oil and gas leasehold interests located in Zapata County, Texas consisting of an undivided 57.8125% working interest in 26,658.4 undrilled and non-productive leasehold acres. We intend explore that property for commercial quantities of oil and natural gas.

Number of Shares Being        The selling shareholder, Go Call, Inc., a Delaware
Registered:                   corporation,   desires  to  distribute   2,310,000
                              shares  of  our  common   stock  to  its  existing
                              shareholders.

Number of Shares              We are authorized to issue  110,000,000  shares of
Outstanding After the         capital stock with a par value of $.001 per share.
Offering:                     100,000,000  of those  shares are common stock and
                              10,000,000 of those shares are preferred stock.

                              We currently have 12,810,000 shares of our common stock issued and outstanding and no preferred shares or any other securities authorized or issued. We are not offering any common or preferred shares hereby.

Estimated use of              We will not receive any of the  proceeds  from the
proceeds:                     distribution   of  our   shares  by  the   selling
                              shareholder, nor will we receive any of the proceeds from the resale of those shares.

                                  RISK FACTORS
                                  ------------

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any shares of our common stock. A purchase of our common stock is speculative and involves significant risk. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks Related to Our Business
-----------------------------

We will lose our option to acquire  certain oil and gas leasehold  interests and
--------------------------------------------------------------------------------
our  business  will fail if we do not obtain  additional  financing.  We have no
--------------------------------------------------------------------
current operating funds, and, therefore, we will need to obtain money in order to complete our anticipated operations. To exercise our option on the oil and gas leasehold interests in Zapata County, Texas, we are obligated to pay $1,400,000 before February 19, 2003. If we do not pay the funds required by the option, we will forfeit our interest in the property. Additionally, our anticipated operations contemplate significant expenses in connection with the exploration of these oil and gas leasehold interests in Zapata County. We will also require additional money to sustain our anticipated operations. We do not currently have any arrangements for financing, and we can provide no assurance that we will be able to find such financing. Obtaining additional financing would be subject to a number of factors, including market prices for oil and natural gas, investor acceptance of our operations, and investor sentiment. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. We believe the only realistic source of future funds presently available to us is by the sale of equity securities. Any sale of our equity securities will result in dilution to our existing shareholders.

We have only recently commenced  operations and may not become  profitable.  The
---------------------------------------------------------------------------
probability of our success is quite speculative, considering the problems, expenses, difficulties, complications, and delays encountered in the exploration of the property that we plan to undertake. The potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the probability that our business will be successful, and we can provide no assurance that we will generate any revenues or achieve profitable operations. If we are unsuccessful in resolving those problems, our business will most probably fail.

Our audited financial  statements express a going concern caution.  Our attached
------------------------------------------------------------------
financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since we are in the development stage, we have limited capital resources, insignificant revenue and a loss from operations. The appropriateness of using the going concern basis is dependent upon our ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about our ability to continue as a going concern. Our attached financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our future  success will depend on the price of oil and gas.  Our revenues  will
------------------------------------------------------------
come from the production and sale of oil and gas. Because the price of oil and gas is very volatile, we may be able to recover it at prices that are greater than our recovery costs. If oil and gas prices go below our costs and expenses of operating our company, we will lose money. Sustained financial losses will force us to cease operations.

Our  business  may fail if we do not  succeed in our efforts to find and develop
--------------------------------------------------------------------------------
oil and gas reserves.  Management  believes that our future  success will depend
---------------------
upon our ability to find, acquire and develop economically recoverable oil and gas reserves. We do not currently have any oil or gas reserves. Any reserves we find and develop will generally decline as they are produced, except to the extent that we conduct revitalization activities, or acquire properties containing proved reserves, or both. To establish and increase reserves and production, we must acquire the property in Zapata County, Texas and/or additional properties, develop drilling and re-completion programs, identify and produce previously overlooked or bypassed zones in shut-in wells, or undertake other replacement activities. Our current strategy is to increase our reserve base, production and cash flow through the development of oil and gas fields. We will accomplish this with selective acquisitions of promising properties. Despite our efforts, our development and acquisition activities may not result in significant reserves, and we may not be able to discover and produce reserves at economical exploration and development costs. In addition, our exploration costs for additional reserves may increase.

Compliance with governmental regulations can be costly and can limit our planned
--------------------------------------------------------------------------------
operations.  We face many state and federal laws, rules and regulations covering
-----------
the safety of our operations, environmental conditions and other facets of our business. These laws, rules and regulations can be expensive and may seriously limit our ability to conduct our intended business operations. See the heading "Effect of Existing or Probable Governmental Regulations on Business" under the caption "Description of Business" for a discussion of specific government regulations applicable to our business.

We may not be able to obtain or maintain licenses and permits to explore for oil
--------------------------------------------------------------------------------
and natural gas.  Environmental and other government regulations of the federal,
----------------
state, and local agencies having jurisdiction over our business and property may require licenses and permits to drill wells, operate oil and gas properties and conduct our business before permitting our exploration activities. We may not be able to obtain or maintain all necessary or appropriate licenses and permits that may be required to conduct such exploration. See the heading "Effect of Existing or Probable Governmental Regulations on Business" under the caption "Description of Business."

Oil and  natural gas  exploration,  development  and  production  involves  many
--------------------------------------------------------------------------------
physical hazards. In the course of exploration,  development,  and production of
-----------------
oil and natural gas properties, several risks and, in particular, unusual geological or unexpected operating conditions, including excessive gas pressures, dry holes, failure of pit walls or dams, fires, and flooding, may occur. Also, we may incur liability as a result of pollution or other incidents. We currently are not insured against such risks. Payment of compensation for obligations resulting from such liability may result in significant costs for us and could harm our business, financial condition, or results of operations.

Our officers  and  directors  may not devote their full time to our  operations.
--------------------------------------------------------------------------------
Some of our officers and directors, namely James Dyer and Benjamin Bryan Leitch, III, are also officers, directors and principal shareholders of other companies which are engaged in the oil and gas exploration and production business in competition with us. These relationships may give rise to conflicts of interest from time to time. However, in conflict of interest situations, our officers and directors may owe the same duties to another company and its shareholders, and will, therefore, have divided loyalties. Some of our officers and directors may attempt to balance their competing obligations and duties, which may not be possible. Moreover, because of these other affiliations with our competitors, our officers' and directors' other activities will prevent them from devoting their full time to our operations. This will slow our operations and may interfere with our financial results.

Information in this prospectus  regarding our future exploration and development
--------------------------------------------------------------------------------
activities reflects our current intent and is subject to change. As described in
----------------------------------------------------------------
this prospectus, we plan to exercise our option on the oil and gas leasehold interests in Zapata County, Texas and plan to move forward with drilling activities. See "Plan of Operation." Whether we ultimately undertake exploitation or exploration on these leased acres will depend on the availability and cost of capital, current and forecasted oil and gas prices, the costs and availability of drilling rigs and other equipment, supplies and personnel necessary to conduct these operations, success or failure of other nearby exploration and development projects, and changes in the estimates of the costs to explore, drill, test and complete wells on the leased acres. We will continue to gather data about our proposed plan of operation, and it is possible that additional information may cause us to alter our plan.

Risks Related to Our Common Stock
---------------------------------

There may not be a public  market for our common  stock.  There is  currently no
--------------------------------------------------------
public market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the Over-The-Counter Bulletin Board electronic quotation service maintained by the National Association of Securities Dealers, Inc, upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide any assurance that the price of our common stock will be quoted on that quotation service or, if quoted, that a public market for our common stock will develop. Without a public market, our shareholders may not be able to find purchasers for their shares of our common stock.

A market for our common  stock,  and market  volatility,  may  depress our stock
--------------------------------------------------------------------------------
price. If a market for our common stock develops,  we anticipate that the market
------
price of our common stock will be subject to signification fluctuations in response to such factors as changes in market prices for oil or natural gas. Factors such as announcements of new discoveries by our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the oil or natural gas exploration industry, may have a significant impact on the market price of shares of our common stock.

Further, if the price of our common stock is quoted on a quotation service, the price may be affected by factors that are unrelated or disproportionate to our operating performance. These factors, as well as general economic, political, and market conditions, such as recessions, acts of terrorism, war, civil disobedience, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Our officers and  directors are able to exert  significant  influence in matters
--------------------------------------------------------------------------------
requiring  shareholder  approval due to their stock ownership.  Our officers and
--------------------------------------------------------------
directors, taken as a group, beneficially own, in the aggregate, over 80% of our outstanding shares of common stock. Such control may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence regarding, or determine the outcome of, matters requiring approval by our shareholders, including the election of our directors. Such control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of us.

Use of Proceeds.
----------------

We will not receive any of the proceeds from the sale of those shares being offered by this prospectus.

Determination of Offering Price.
--------------------------------

Prior to this offering, there has been no public market for our common stock. The offering price of $0.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price was current conditions of the securities markets. No valuation or appraisal has been prepared for our business.

Dilution.
---------

The shares offered for sale by the selling shareholder are already issued and outstanding and, therefore, will not result in any dilution.

Selling Shareholder.
--------------------

The following table sets forth the number of shares of common stock to be distributed by the selling shareholder. The selling shareholder intends to distribute our shares to its existing shareholders pursuant to a Subsidiary Spin-Off Distribution Agreement, a copy of which is included as Exhibit 2 to the registration statement of which this prospectus is a part.

The recipients of the shares registered by the registration statement may sell, from time to time, any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares are then traded or in private transactions, at a price of $0.10 per share until our shares are quoted on the Over-The-Counter Bulletin Board electronic quotation system and thereafter at prevailing market prices or privately negotiated prices. When we are notified that our shares are being quoted on the OTC Bulletin Board (if ever), we will promptly send a letter to the selling shareholder advising it of this fact and notifying them of our trading symbol. We will not receive any of the proceeds from the sale of those shares.

As consideration for the 2,310,000 shares issued to the selling shareholder Go Call, Inc. pursuant to a Subscription and Funding Commitment Agreement, a copy of which is included in the registration statement of which this prospectus forms a part marked as Exhibit 10.3 and covered by this prospectus, the selling shareholder, Go Call, Inc., has agreed to provide the funds necessary to pay any and all expenses and fees incurred in connection with our formation, preparation and filing with the Securities and Exchange Commission, NASD, and other regulatory authorities a registration statement on Form SB-2 and related documents necessary to become a reporting issuer under the Securities Exchange Act of 1934, participation by us in the OTC Bulletin Board electronic quotation system, all legal, accounting, and filing fees and related expenses incurred by us in this connection and the gathering of the appropriate information related thereto.

The business purpose of this transaction with Go Call, Inc. is to spin off our stock to the existing Go Call, Inc. shareholders, so that we can become a publicly traded corporation.

Neither the selling shareholder, Go Call, Inc., nor its affiliates are broker-dealers or affiliates of broker-dealers.


==========================================================================
 Name of Selling        Number and          Maximum Number     Number and
   Shareholder        Percentage of        of Shares to be     Percentage
                    Outstanding Shares       Distributed      Owned After
                    Beneficially Owned     Pursuant to this   Offering is
                   Prior to Registration      Prospectus      Complete (1)
                                             (Number and
                                             Percentage)
----------------   ---------------------   ----------------   ------------
Go Call, Inc.            2,310,000             2,310,000           0
                           18.03%                100%            0.00%

(1) Assumes that all shares beneficially owned prior to registration will be distributed pursuant to this prospectus.

Plan of Distribution.
---------------------

The shares of common stock to be distributed by the selling shareholder will be registered for distribution under the securities laws of the applicable states. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The selling shareholder intends to distribute our shares to its existing shareholders pursuant to a Subsidiary Spin-Off Distribution Agreement, a copy of which is included as Exhibit 2 to the registration statement of which this prospectus is a part. We will not receive any of the proceeds from the sale of these shares.

As used in this prospectus, the term "selling shareholder" includes any donees, pledgees, transferees or other successors in interest who will hold the selling shareholder's shares after the date of this prospectus. The selling shareholder may sell, from time to time, any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares are then traded or in private transactions, at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. When we are notified that our shares are being quoted on the OTC Bulletin Board (if ever), we will promptly send a letter to the selling shareholder advising it of this fact and notifying them of our trading symbol.

The selling shareholder and any broker or dealer participating in the distribution of shares of our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of such shares by the selling shareholders and any commissions or discounts given to any such broker or dealer may be deemed to be underwriting commissions or discounts. Additionally, shares of our common stock which we may issue in the future and which are not offered by this prospectus may be sold as soon as one year after those shares were issued in accordance with Rule 144, which was adopted pursuant to the Securities Act of 1933.

The shares offered by this prospectus may be sold directly by the selling shareholders or using brokers or dealers. The methods which those shares may be sold include:

o purchases by a dealer as principal and resale by such dealer for its account;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
o    privately negotiated transactions.

Brokers and dealers engaged by selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders (or, if any such broker dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker or dealers may agree with selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker or dealer is unable to do so acting as agent for a selling shareholder, to purchase as a principal any unsold shares at the price required to fulfill the broker or dealer commitment to such a selling shareholder. Broker or dealers who acquire shares of our common stock as a principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such sales, may receive or pay commissions.

Neither the selling shareholder, Go Call, Inc., nor its affiliates are broker-dealers or affiliates of broker-dealers. At the present time, the selling shareholder has no sales arrangements with any broker-dealers. If the selling shareholder enters into such arrangements, we will file a post-effective amendment to this prospectus to disclose such arrangements.

Legal Proceedings.
------------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons.
-------------------------------------------------------------

Executive Officers and Directors.  We are dependent on the efforts and abilities
---------------------------------
of certain of our senior management. The interruption of the services of key management could harm our operations, profits, and future development, if suitable replacements are not promptly obtained. We have entered into management agreements with each of our directors. We cannot guaranty that each director will remain with us during or after the term of his or her management agreement. In addition, our success depends, in part, upon our ability to attract and retain other qualified personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

     ===========================================================================
     Name                           Age     Position
     --------------------------  ---------  ------------------------------------
     Benjamin Bryan Leitch III     58       President and Director
     James H. Dyer                 52       Vice President and Director
     Brenda K. Phillips            43       Chief Financial Officer, Secretary
                                            and Director
     Gilbert G. Jurenka            68       Director
     Richard J. Smith              54       Director

Benjamin  Bryan  Leitch,  III  is  our  president,  majority  shareholder  and a
-----------------------------
director. He graduated from Texas Tech University in 1967 with a Bachelor's Degree in Economics and received his Juris Doctor degree in 1972 from Southern Methodist University. He has continued receiving specialized education of at least 12 hours per year for the past 15 years in oil and gas law and litigation practice. From 1972 to the present he has been a self-employed attorney practicing in Dallas, Texas through a professional law corporation which he owns. From July 1994 through April 1995 he also served as president of Germany Oil Company. In 1968 he was a systems analyst for the Federal Reserve Bank. Mr. Leitch has resided in Dallas, Texas for the last 10 years.

James H. Dyer is our vice  president  and a director.  Mr. Dyer  graduated  from
-------------
Texas Tech University with a Bachelor's Degree in English in 1972. He is a member of the American Association of Petroleum Geologists, a professional geological society, American Association of Professional Landmen, a United States-based professional association for people involved in all aspects of petroleum land management, and Corpus Christi Association of Petroleum Landmen, a Corpus Christi, Texas-based professional association for people involved in all aspects of petroleum land management, and has received specialized education in oil and gas exploration, drilling, operations and leasing. From 1975 to 1983 he was the president of both Raider Oil Corporation and Raider Production Corporation. During the same period he was also the General Manager of Raider I, Ltd. and Raider II, Ltd. In 1983 he became the president of Prime Resources, Inc., and served in that capacity through 1999. Mr. Dyer became president of Legend Operating LLC in 2000, a firm which conducts oil and gas exploration, and still serves in that capacity. He has resided in Dallas, Texas for the last 10 years.

Brenda K. Phillips is our Chief Financial Officer, Secretary and a director. She
------------------
received her Bachelor's Degree in Finance from the University of Texas at Austin in 1980 and a certification as a Professional in Human Resources in 1993 from the University of Dallas. She has also taken courses in business at Brazosport Jr. College and finance at Austin Community College. From December 1988 through March of 1990 she was a Gas Accounting Manager for The Hanover Companies, located in Dallas, Texas. She became Vice President of Finance for The Hanover Companies in March 1990 and served in that capacity until January, 1992, when she became Vice President of Hanover's Human Resources department. In November 1993 she became Vice President of Finance for Germany Oil Company, located in Dallas, Texas. From June 1995 to the present she has been a financial consultant for Mioil, Ltd., located in Dallas,Texas. She has resided in Coppell, Texas for the last 10 years.

Gilbert G.  Jurenka is one of our  directors.  He  graduated  from the  Missouri
-------------------
School of Mines (now the University of Missouri at Rolla) with a Degree in Petrochemical Engineering in 1956 and has continued his education with in-house technological, business and management courses at Mobil Oil Corporation. He is a member of the American Institute of Mining and Metal and the Society of Petroleum Engineers. Beginning in 1956, he was employed by Mobil Oil Corporation as a petroleum engineer, becoming a planning supervisor in 1968, a production superintendant in 1970, a member of the exploration and production staff in 1971, a planning manager in 1974, an operations manager in 1977, and a producing manager in 1980. In 1981 he left Mobil Oil Corporation to become the Vice President and General Manager of Pool Offshore, a company which performed contract offshore drilling and rig workovers. He served in that capacity until 1984, at which time he became Executive Vice President and Chief Operating
Officer for Graham Resources, which managed syndicated oil and gas property acquisition partnerships with Prudential Bache.

From 1991 to 1993 Mr. Jurenka president of Covington Energy Corporation, which provided consulting services and purchased oil and gas properties for its own account. In 1994, Mr. Jurenka initiated litigation in St. Tammany Parish Court in Covington, Lousiana to collect monies owed him by a former business partner, Samuel W. Blaze, pursuant to a stock redemption agreement executed in connection with the sale of Mr. Jurenka's interest in Covington Energy Corporation. Mr. Blaze filed a countersuit claiming that, while still employed by that company as its president, Mr. Jurenka sold a company asset without his knowledge. The court ruled that, while the company suffered no loss from the asset sale, the failure to involve Mr. Blaze in the decision, regardless of the circumstances, constituted fraud. The amount owed to Mr. Jurenka pursuant to the stock redemption agreement was therefore reduced by the court by approximately 25%. He has been the owner of Covington Operating Company from October 1993 to the present and is a principal shareholder of CEC GRAC 84-II, Inc, a Louisiana corporation.

Richard J. Smith is one of our  directors.  Mr. Smith  received  his  Bachelor's
----------------
Degree in Geology from the State University of New York at Brockport in 1971 and his Masters in Geology from the University of Tennessee in 1975. He also studied geology at Kent State University from 1969-1970 and did post-graduate work in geology at Tulane University from 1978-1979. He received specialized instruction by taking technical and managerial training courses while he was employed at Amoco Production Company, where he began as a geologist in 1975, was promoted to a supervising area geologist in 1978, a senior staff geologist in 1979, a division geologist in 1980, and ultimately a regional geologist in 1982. In 1984 he took a position as regional exploration manager for Amerada Hess Corporation, where he managed offshore Gulf Coast exploration operations for Amerada's Houston Region, supervised offices in Houston and Lafayette and supervised an exploration staff of approximately 47 employees. He became vice president of Amerada's United States onshore exploration division in 1985 and directed an exploration staff of approximately 160 professionals and support personnel, including exploration offices in Houston, Lafayette and Denver. From 1989 to 1996 he was vice president for Amerada's United States exploration, where he managed all domestic exploration operations and oversaw the drilling of over 250 exploration and exploitation wells. From 1996 to 1998 he was a consultant and managed evaluation of a $25 million drilling joint venture between F-W Oil and Amoco. From 1998 to 1999 he was vice president of Prime Natural Resources (formerly F-W Oil Interests). From 1999 to 2000 he performed consulting services for F-W Oil Interests, Captiva Energy, Cana Resources and Minerex, primarily evaluating reserve acquisitions and third-party drilling opportunities. From 2000 to the present he has been the vice president of F-W Oil Exploration, LLC and F-W Oil Trinidad, LLC, where his job duties included the management of third- party reserve analysis and preliminary engineering for a field re-development project and evaluated third-party drilling opportunities. He is a member of the American Association of Petroleum Geologists, the New Orleans Geological Society, the Houston Geological Society and the American Petroleum Institute. He has resided in The Woodlands, Texas for the past 10 years.

There is no family relationship between any of our officers or directors.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business, or of theft, or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management.
---------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 9, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

                        Directors and Executive Officers
                        --------------------------------

Title of Class       Name and Address of              Amount and Nature of             Percent of Class
                     Beneficial Owner                 Beneficial Owner
-----------------    -----------------------------    -----------------------------    -----------------

Common Stock         Benjamin Bryan Leitch, III       6,000,000 shares                  46.8%
                     2606 State Street                President and Director
                     Dallas, Texas 75204


Common Stock         James H. Dyer                    2,250,000 shares                  17.6%
                     2606 State Street                Vice President and Director
                     Dallas, Texas 75204


Common Stock         Brenda K. Phillips               1,250,000 shares                   9.8%
                     2606 State Street                Secretary and Director
                     Dallas, Texas 75204


Common Stock         Gilbert G. Jurenka               500,000 shares                     3.9%
                     2606 State Street                Director
                     Dallas, Texas 75204


Common Stock         Richard J. Smith                 500,000 shares                     3.9%
                     2606 State Street                Director
                     Dallas, Texas 75204


Common Stock         All directors and named          10,500,000 shares                 82.0%
                     executive officers as a group

                              Five Percent Holders
                              --------------------

Title of Class       Name and Address of              Amount and Nature of             Percent of Class
                     Beneficial Owner                 Beneficial Owner
-----------------    -----------------------------    -----------------------------    -----------------

Common Stock         Benjamin Bryan Leitch, III       6,000,000 shares                  46.8%
                     2606 State Street                President and Director
                     Dallas, Texas 75204


Common Stock         James H. Dyer                    2,250,000 shares                  17.6%
                     2606 State Street                Vice President and Director
                     Dallas, Texas 75204


Common Stock         Brenda K. Phillips               1,250,000 shares                   9.8%
                     2606 State Street                Secretary and Director
                     Dallas, Texas 75204


Common Stock         Go Call, Inc.                    2,310,000 shares                  18.0%
                     1075-242 Mary Street             Shareholder
                     Victoria, British Coumbia
                     Canada V9A 3V9

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table specified above are deemed beneficially owned by the holders of those options or warrants. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any  arrangements  which may
-------------------
result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of  Securities.  We are  authorized to issue  100,000,000  shares of
---------------------------
common stock with a par value of $.001 per share and 10,000,000 shares of preferred stock with a par value of $.001 per share. On December 9, 2002, we had 12,810,000 shares of our common stock issued and outstanding. At that time there were six holders of record of the issued and outstanding common stock. Each share of common stock authorizes the holder to one vote, in person or by proxy, on any matter on which action of our stockholders is sought. The holders of our preferred stock have no right to vote such shares except as provided by our Board of Directors or by Delaware General Corporation Law. No shares of our preferred stock are authorized, issued or outstanding.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to holders of our common stock, including dividend payments. The holders of our common stock are entitled to one vote for each share of our common stock of record on all matters to be voted on by holders of our common stock. There is no cumulative voting with respect to an election of our directors or any other matter. Therefore, the holders of more than 50% of the shares to be voted for the election of those directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend  Policy.  We have never declared or paid a cash dividend on our capital
-----------------
stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel.
--------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, has been hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was our promoter, underwriter, voting trustee, director, officer, or employee, at any time prior to the filing of the registration statement of which this prospectus forms a part.

Disclosure of Commission Position on Indemnification for Securities Act
-----------------------------------------------------------------------
Liabilities.
------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to our shareholders or to us for monetary damages for breach of fiduciary duty as a director, except for liability:

o for any breach of such director's duty of loyalty to us or our security holders;
o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o liability for our unlawful payments of dividends or our unlawful stock purchases or redemptions; or
o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 17 of Article III our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We have entered into indemnification agreements with
---------------------------
each of our directors. We will agree to indemnify each such person for all expenses and liabilities, including monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person because such person is or was our executive officer or director. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful. Copies of those indemnification agreements are included in the registration statement of which this prospectus forms a part as Exhibits 99.1 through 99.5, inclusive.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable. (end boldface)

Organization Within Last Five Years.
------------------------------------

Transactions  with Promoters.  On February 1, 2002, we entered into an agreement
-----------------------------
with Go Call, Inc., a Delaware corporation and the selling shareholder, by which, Go Call, Inc. agreed to pay all of the expenses incurred by us in connection with our participation in our Over-The-Counter Bulletin Board electronic quotation service, in exchange for which Go Call, Inc. received the 2,310,000 shares being registered for distribution. A copy of that Subscription and Funding Commitment Agreement is included in the registration statement of which this prospectus warrants a part as Exhibit 10.3.

Description of Business.
------------------------

Corporate History. We were incorporated in the State of Delaware on December 19,
------------------
2001 under the name  Phoenix  ATM  Service,  Inc.  We changed  our name to Texas
                     ----------------------------                          -----
Border Gas Company on May 30, 2002.
------------------

On May 20, 2002, we issued 2,310,000 shares of our common stock to Go Call, Inc. with the intent to spin off our stock to the existing Go Call, Inc.
shareholders, so that we can become a publicly traded corporation. This transaction is discussed in detail below under subheading "Agreement with Go Call, Inc." and

Our principal business address is 2606 State Street, Dallas, Texas, 75204, and our telephone number is 214.720.9890.

Our  Business.  We intend to acquire  and  explore  certain  oil and natural gas
--------------
leasehold interests located in Zapata County, Texas.

Our business plan is to enter the business of oil and natural gas exploration and production. We have acquired an option to acquire an individual 57.8125% working interest in 26,658.4 leased acres of property, which we plan to explore for commercial quantities of oil and natural gas. A working interest in an oil or gas property is one that is burdened with the cost of development and operation of the property, such as the responsibility to share expenses of drilling completed or operating oil and gas property, according to working or operating mineral interest in any tract or parcel of land. Rights to overriding royalties, production payments, and the like do not constitute working interests because they are not burdened with the responsibility to share expenses of drilling, completing, or operating oil and gas property. Likewise, contract rights to extract or share in oil and gas, or in the profits from extraction, without liability to share in the costs of production do not constitute working interests. Income from such interests is generally considered to be portfolio income. We have not, nor has any predecessor, identified any commercially exploitable reserves on that property.

Option Agreement.  On May 20, 2002, Legend Operating,  LLC acquired an option to
-----------------
acquire an individual 57.8125% working interest in 27,556.4 leased acres in Zapata County, Texas from J. Phillip Mote and Gene P. McCutchin. On May 20, 2002, Legend Operating, LLC, in turn, provided us with an option to purchase the undrilled and non-productive acreage, approximately 26,658.4 leased acres. Legend Operating, LLC retained the option rights to the balance, approximately 900 lease acres, which comprises the approximately 20 acres surrounding each existing well on the property, as well as all wells, equipment and facilities located on the property, including all pumps, platforms, surface and subsurface well equipment, saltwater disposal wells, water wells, lines and facilities, sulfur recovery facilities, compressors and compressor stations, dehydration facilities, treating facilities, pipeline gathering lines, flow lines, transportation lines, valves, meters, separators, tanks, tank batteries, office quarters and other facilities located on the property.

There are no wells currently on the 26,658.4 leased acres we have the right to acquire. The terms of the option agreement were not negotiated at arms' length, but, rather by James H. Dyer on behalf of Legend Operating, LLC, on the one hand, and Benjamin Bryan Leitch, III, on our behalf, on the other hand. Mr. Leitch and Mr. Dyer believe that the terms of the option agreement are equitable to us and are no more favorable to Legend Operating, LLC than could be obtained from an unrelated third party.

Legend Operating, LLC also retained the option rights to any oil, condensate, natural gas, and natural gas liquids produced on the approximately 900 lease acres they retained. Legend Operating, LLC is controlled by James H. Dyer, our vice president, a director and one of our shareholders.

The purchase price for the option was $100. The option to purchase the oil, gas and other mineral leasehold interests on the property originally specified a purchase price of $1,734,607, which was calculated at $30,000 for each 1% working interest conveyed. Closing is also conditioned upon our being able to obtain operation of the property from Mote Resources, Inc. The option was to expire on August 18, 2002, after an initial 90 day due diligence period. A copy of the Option Purchase Agreement is included in the registration statement of which this prospectus forms a part as Exhibit 10.1.

First  Revision to Option  Agreement.  On August 19,  2002,  the  agreement  was
-------------------------------------
revised to specify a purchase price of $1,200,000, which was calculated at $20,757 for each 1% working interest conveyed. The option was to expire on August 18, 2002, after an initial 90 day due diligence period, but was extended for an additional 60 days until October 19, 2002. Section 1.8 of the Option Purchase Agreement specifies a payment of a non-refundable "earnest money" deposit of $50,000 to extend the option, however, this deposit was waived by Legend Operating, LLC on August 18, 2002.

Second Revision to Option Agreement. On October 17, 2002, Legend Operating,  LLC
------------------------------------
entered into an Amended & Restated Option to Purchase with J. Phillip Mote and Gene P. McCutchin. This Amended & Restated Option to Purchase gives Legend Operating, LLC an extended option to purchase the 57.8125% working interest in 27,556.4 leased acres in Zapata County, Texas, as described above, for a total of $1,400,000. A copy of the Amended & Restated Option to Purchase is included in the registration statement of which this prospectus forms a part as Exhibit
10.5. On October 17, 2002, Legend Operating, LLC, in turn, entered into an Extended Option to Purchase with us. This Extended Option to Purchase gives us an option to purchase the undrilled and non-productive acreage, as described above, for $1,400,000. A copy of the Extended Option to Purchase is included in the registration statement of which this prospectus forms a part as Exhibit
10.6. Both the Amended & Restated Option to Purchase and the Extended Option to Purchase expire on February 19, 2003.

Technology.  On May 20 ,2002,  we received an  assignment  from  Benjamin  Bryan
-----------
Leitch, III, our president, a director and our majority shareholder; James H. Dyer, our vice-president, a director and a shareholder; Brenda K. Phillips, our chief financial officer and secretary, a director and a shareholder; Gilbert G. Jurenka, a director and a shareholder; Richard J. Smith, a director and a shareholder, all of their right, title and interest in and to all 3-D Seismic data, relating to the property, which shall be useful in determining the reserves of oil and natural gas on the property, and all Texaco, Pennzoil, SMK, Palm Production Company, Mote Resources, Inc. documents, records, maps, data, logs, scout tickets and records relating to the property.

The 3-D Seismic data consists of the following:

     Original 3-D Field Tapes with observer logs.
     --------------------------------------------

               Tape Number 1:  Reel:  DT 1113, Raw Field Files 41 to 2625
               Tape Number 2:  Reel:  DT 1287, Raw Field Files 2626-5307
               Tape Number 3: Reel: DT 1283, Raw Field Files 5308-5806 All tapes were copied January 1998

          Observer logs for field records listed above.

          Geco/Prakla acquired this field data in the fall of 1993. The acquisition parameters were industry standard for that time in the late 1980's and early 90's.

                               Sweep frequency:           10-56 Hz
                               Record Length:             6 seconds
                               Sample Rate:               2 MS
                               Notch Filter:              Out
                               Low cut Filter:            3.0 Hz/12dB
                               High cut Filter:           120 Hz.75db

     Reprocessing of 3-D Field Tapes (on two cassette tapes)
     -------------------------------------------------------

          These two tapes are SGY data in a TAR format. Harden International Processing reformatted one tape into a SGY standard tape copy and was able to download on to the Bell & Murphy SMT workstation.

     Floppy Disks x 2
     ----------------

          These disks contain support information needed to add well and culture information to an integrated interpretation of the geophysical data.

Management believes the 3-D Seismic data set quality is good to excellent.

3-D Seismic data is a geophysical tool that helps geologists to understand the internal structure of the earth's crust. Combined with the modern computer workstation, 3-D Seismic enables the visualization of details of the structure and stratigraphy of petroleum reserves. The 3-D Seismic data was obtained by Benjamin Bryan Leitch, III, James H. Dyer, Brenda K. Phillips, Gilbert G. Jurenka and Richard J. Smith prior to the date of the assignment. We will be responsible for hiring a 3-D Seismic consultant to reanalyze and interpret the data. Once reanalyzed and interpreted by a 3-D Seismic consultant, the data will provide us with useful information as to the exploration and production of the property.

Our 3-D Seismic data has been loaded and preliminarily analyzed at Bell & Murphy Geophysical Co. The data encompasses 45 square miles of original 3-D Seismic Tapes shot for Pennzoil (present estimated value of $2,000,000.00) in 1993; within industry standards at that time; using a sweep frequency of 10-56 HZ. Our subsequent evaluation shows the existence of promising leads from the original data tapes and discs. The 3-D Seismic Data needs to be reprocessed using available Geo-Trace Technology in order to detail the stratigraphic oil and gas traps and channel formations which offer the best production potential on the leasehold. Further complementary seismic evaluation is available through the University of Oklahoma Geological/Geophysical Department as a no-cost research project; they have a track record of identifying potential shallow productive intervals through their reprocessing technique. Our due diligence of the 3-D Seismic data has determined our subject leasehold is undeveloped yet in a known and highly productive geological area; it is also surrounded by existing oil/gas production which offers the possibility of offsetting existing production and/or drilling new wells based on the wealth of available geology and seismic data.

A copy of the Assignment and Bill of Sale of the 3-D Seismic data is included in the registration statement in which this prospectus forms a part marked as
Exhibit 10.2.

Agreement with Go Call, Inc.  On February 1, 2002, we agreed to issue  2,310,000
----------------------------
shares of our common stock to Go Call, Inc. in exchange for Go Call, Inc.'s agreement to provide the funds necessary to pay any and all expenses and fees incurred in connection with our formation, preparation and filing with the

Securities and Exchange Commission, NASD, and other regulatory authorities a registration statement on Form SB-2 and related documents necessary to become a reporting issuer under the Securities Exchange Act of 1934, participation by us in the Over-The-Counter Bulletin Board electronic quotation system, all legal, accounting, and filing fees and related expenses incurred by us in this connection and the gathering of the appropriate information related thereto. On May 20, 2002, the shares related to this agreement were issued to Go Call, Inc. The costs incurred by us through May 31, 2002, related to these matters was $24,062 and it is estimated that the remaining costs to be incurred will be approximately $50,000.00. Accordingly, a receivable from Go Call, Inc. has been recorded to the extent of the costs incurred through May 31, 2002, and common stock credited for $2,310, the par value of the shares issued, and Additional Paid in Capital credited for the difference. The receivable from Go Call, Inc. is classified as a reduction of shareholders' equity. A copy of the Subscription and Funding Commitment Agreement is included in the registration statement of which this prospectus is a part marked Exhibit 10.3. The business purpose of this transaction with Go Call, Inc. is to spin off our stock to the existing Go Call, Inc. shareholders, so that we can become a publicly traded corporation.

Principal Products or Services and Markets. We plan to drill, produce and market
-------------------------------------------
natural gas and oil. The demand for these products continues to increase as population expands and electricity producers convert from burning coal to burning natural gas. According to the Annual Energy Outlook 2001, prepared by the Energy Information Administration, a statistical agency of the U. S. Department of Energy, consumption of petroleum products is expected to increase from about 38.13 quadrillion British Thermal Units (btu) per year in 2001, to about 41.41 quadrillion btu in 2005. The Energy Information Association also estimates that consumption of natural gas will increase from about 22.56 quadrillion btu to about 25.88 btu during the same period.

At present, we own an option to acquire an individual 57.8125% working interest in 26,658.4 leased acres of property in Zapata County, Texas which we plan to explore for commercial quantities of oil and natural gas. We have not, nor has any predecessor, identified any commercially exploitable reserves on that property.

Description of Property.
------------------------

Property Held by Us. As of the date  specified in the following  table,  we held
--------------------
the following property:

=======================================================================
  Property                                    September 30, 2002
------------------------------------------   --------------------------
  Cash                                        $ 0.00
  Property and Equipment                      $0.00
  Receivables                                 $0.00
  Prepaid expenses and deposits               $0.00
  Option Rights                               $100.00
=======================================================================

On May 20, 2002, we entered into an Option to Purchase Agreement with Legend Operating, LLC, a Texas limited liability company located in Dallas, Texas, to purchase all of Legend Operating, LLC's right, title and interest in and to approximately 26,658.4 acres of undrilled and non-productive oil and gas leasehold acreage located in Zapata County, Texas. This acreage is within a 40,000 acre area of Zapata County, Texas commonly known as the Jennings Ranch. Pursuant to an Option to Purchase dated May 20, 2002, Legend Operating LLC has an option to acquire an individual 57.8125% working interest in 27,556.4 leased acres in Zapata County, Texas from J. Phillip Mote and Gene P. McCutchin, and they, in turn, provided us with an option to purchase the undrilled and non-productive acreage, approximately 26,658.4 leased acres. Legend Operating LLC is owned 100% percent by James H. Dyer, our vice-president, a director and one of our shareholders. We also acquired, to the extent transferable, all surface use agreements, easements, rights-of-way, licenses, authorizations, permits, and all farmout and farmin agreements, pumping agreements, production handling agreements, saltwater disposal agreements, water injection agreements, road use agreements, operating agreements and gas balancing agreements relating to that leasehold. A copy of the Option Purchase Agreement is included in the registration statement of which this prospectus forms a part as Exhibit 10.1.

On October 17, 2002, Legend Operating, LLC entered into an Amended & Restated Option to Purchase with J. Phillip Mote and Gene P. McCutchin. This Amended & Restated Option to Purchase gives Legend Operating, LLC an extended option to purchase the 57.8125% working interest in 27,556.4 leased acres in Zapata County, Texas for a total of $1,400,000. A copy of the Amended & Restated Option to Purchase is included in the registration statement of which this prospectus forms a part as Exhibit 10.5. On October 17, 2002, Legend Operating, LLC, in turn, entered into an Extended Option to Purchase with us. This Extended Option to Purchase gives us an option to purchase the undrilled and non-productive acreage for $1,400,000. A copy of the Extended Option to Purchase is included in the registration statement of which this prospectus forms a part as Exhibit
10.6. Both the Amended & Restated Option to Purchase and the Extended Option to Purchase expire on February 19, 2003.

Should we exercise the option, we will hold an undivided 57.8125% working interest in this leasehold property. The remaining 42.1875% working interest is held by the four entities noted below:

Entity                                    Working Interest
------                                    ----------------
 Texas Border Gas Company                  57.8125%
 (interest  currently held by Mr.
 Mote/ Mr. McCutchin)

 BLS-JR Trust                              18.75%
 Cherokee Capital Investors, Ltd.          4.6875%
 Texas Oil Properties, Ltd.                2.81%
 Matador Energy Co., Ltd.                  15.93%
==========================================================
Total                                      100%

This leasehold interest is split into four tracts of approximately 8,125.4, 2,850, 15,941.6 and 640.9 acres, all located in Zapata County, Texas. This lease provides for a landowner royalty of 12.5% and an overriding royalty interest of 12.5%. The complete legal description of the leasehold interest can be found at Exhibit "A" of the Option Purchase Agreement, which is included in the registration statement of which this prospectus forms a part as Exhibit 10.1.

Our  Facilities.  Our  principal  executive  offices  are  located at 2606 State
----------------
Street, Dallas, Texas 75204, which is also the personal office of Benjamin Bryan Leitch, III, our President, a director and our majority shareholder. We currently do not pay Mr. Leitch any compensation for the use of those office facilities. Initially, officers Leitch, Dyer and Phillips will work out of their own personal offices in the Dallas area in order to minimize overhead and expenses. We expect this arrangement to continue for at least the next twelve months.

We also have a registered office located at our Delaware registered agent, Corporation Service Company, facilities at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Oil and Gas Reserves. We have no oil and gas reserves at this time.
---------------------

Patents, Trademarks,  Licenses, Franchises,  Concessions,  Royalty Agreements or
--------------------------------------------------------------------------------
Labor  Contracts.  Royalty  agreements  relating to oil and gas  production  are
-----------------
standard in the industry. If we exercise our option to the approximately 26,658.4 acres of undrilled and non-productive oil and gas leasehold acreage located in Zapata County, Texas, and then establish production of oil or gas on the land, the lease provides for a landowner royalty of 12.5% and an overriding royalty interest of 12.5%.

Permits and licenses will be required to search for the extraction of any oil, gas and minerals on land we acquire. For a detailed discussion of required permits, licenses and governmental regulations, see subheading "Effect of Existing or Probable Governmental Regulations on Business."

Competitive Business Conditions.  We will undertake our contemplated oil and gas
--------------------------------
exploration activities in a highly competitive and speculative industry. In seeking any other suitable oil and gas properties for acquisition, we will be competing with numerous companies located in the State of Texas and elsewhere. These competitors may include multinational oil and gas companies and other large independent operators with substantially greater financial resources than we have. However, management believes that our competitive position in the oil and gas industry in Texas will not be significant.

Locally, there are several competitors in the area of our acreage blocks in the State of Texas. Devon and Conoco are significant competitors, however they generally focus on deep drilling programs of 9000' and below.

The prices of our products are controlled by the world oil market and the United States natural gas market, so competitive pricing behaviors are considered unlikely. However, competition in the oil and gas exploration industry exists in the form of competition to acquire the most promising acreage blocks and to obtain the most favorable prices for transporting the product. Management believes that we are well positioned because we hold an option on a relatively large acreage block in what management believes is a promising area. We believe that this acreage block is promising because it is located in an area of known oil and gas production. However, we face many risks in our chosen industry, and these properties may never produce oil and gas in commercial quantities. See the caption "Risk Factors."

Sources and  Availability of Raw Materials.  Our operations are not dependent on
-------------------------------------------
the acquisition of any raw materials from outside sources.

Dependence  on One or a Few Major  Customers.  We have not yet entered  into any
---------------------------------------------
agreements to sell our oil or natural gas.

Need for Governmental  Approval of Principal  Products or Services.  None of the
-------------------------------------------------------------------
principal products or services that we offer require governmental approval. However, to explore for, produce and sell oil and gas we must abide with governmental regulations. See "Effect of Existing or Probable Governmental Regulations on Business."

Effect of Existing or Probable  Governmental  Regulations on Business.  Domestic
----------------------------------------------------------------------
exploration for, and production and sale of, oil and gas are extensively regulated at both the federal and state levels. Our business will be directly or indirectly affected by numerous governmental laws and regulations applicable to the energy industry, including:

     o    Federal environmental laws and regulations;

     o    State environmental laws and regulations;

     o    Local environmental laws and regulations;

     o    Conservation laws and regulations; and

     o    Tax and other laws and regulations pertaining to the energy industry.

Legislation, rules and regulations affecting the oil and gas industry are under constant review for amendment or expansion, frequently increasing the regulatory burden. Any changes in the existing legislation, rules or regulations could have a material adverse effect on our business. The regulatory burdens are often costly to comply with and carry substantial penalties for failure to comply.

We plan to drill oil, gas and disposal wells in the future as the operator and will be required to obtain local government and other permits to drill such wells. There can be no assurance that such permits will be available on a timely basis or at all. Texas and other states have statutes or regulations pertaining to conservation matters which, among other matters, regulate the unitization or pooling of gas properties and the spacing, plugging and abandonment of such wells and set limits on the maximum rates of natural gas that can be produced from gas wells.

Our operations and activities will be subject to numerous federal, state and local environmental laws and regulations. These laws and regulations:

     o    Require the acquisition of permits;

     o Restrict the type, quantities and concentration of various substances that can be discharged into the environment;

     o Limit or prohibit drilling and other activities on wetlands and other designated, protected areas;

     o Regulate the generation, handling, storage, transportation, disposal and treatment of waste materials; and

     o Impose criminal or civil liabilities for pollution resulting from oil and natural gas operations.

We expect that with the initiation and increase in our exploratory and development activities, the impact of environmental laws and regulations on its business and operations will also increase. We may be required in the future to make substantial outlays of money to comply with environmental laws and regulations. Additional changes in operating procedures and expenditures to comply with future environmental laws cannot be predicted.

If we do not operate the oil and gas properties in which we acquire an interest, we will not be in the position to exert direct control over compliance with most of the rules and regulations discussed above. We will then be substantially dependent on the operators of our non-operated oil and gas properties to monitor, administer and oversee such compliance. The failure of the operator to comply with such rules and regulations could result in substantial liabilities to us which could negatively affect our results of operations.

If we do operate the oil and gas properties, among other various environmental laws and regulations, we will be subject to the U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and any comparable legislation adopted by Texas which imposes strict, joint and several liability on owners and operators of properties and on persons who dispose or arrange for the disposal of "hazardous substances" found on or under the sites of such properties. Under CERCLA, one owner, lessee or other party, having responsibility for and an interest in a site requiring cleanup may, under certain circumstances, be required to bear a disproportionate share of liability for the cost of such cleanup if payments cannot be obtained from other responsible parties. The Resource Conservation and Recovery Act ("RCRA") and comparable rules adopted by Texas and other states regulate the generation, management and disposal of hazardous oil and gas waste.

The Texas Railroad Commission has been delegated the responsibility and authority to regulate and prevent pollution from oil and gas operations, including the prevention of pollution of surface or subsurface water resulting from the drilling of oil and gas wells and the production of oil and gas. In addition to regulating the generation, management and disposal of hazardous oil and gas waste, the Texas Railroad Commission has been delegated authority to regulate underground hydrocarbon storage, saltwater disposal pits and injection wells.

The drilling of oil and gas wells in Texas requires operators to obtain P-5 registration and drilling permits, file an organization report and a performance bond or other form of financial security, such as a letter of credit, and obtain a permit to maintain pits to store and dispose of drilling fluids, saltwater and waste as well as other types of pits for other purposes. The issuance of such registration and permits is conditioned upon the Commission's determination that these pits will not result in waste or pollution of surface or subsurface water.

Other states in which we may acquire an interest in oil and gas properties operated by third parties may impose similar or more stringent regulations than imposed under CERCLA or RCRA.

If we re-complete existing wells in the future, we will be required to drill a well for injection or disposal of produced waste gas from wells. Injection wells are subject to regulation under the Safe Drinking Water Act ("SDWA") and the regulations and procedures which have been adopted by the Environmental Protection Agency ("EPA") under that Act. Generally, enforcement procedures under the SDWA are administered by the EPA unless such authority has been delegated by the EPA to a state which has primary enforcement responsibility based on the EPA's determination that the state has adopted drinking water regulations no less stringent than the national primary drinking water regulations and meets certain other criteria. Underground injection wells not used for the underground injection of natural gas for storage are generally unlawful and subject to penalties under the SWDA unless authorized by permit issued by the EPA or a state having primary enforcement responsibility, or rule pursuant to an underground injection control program established by a state or the EPA.

We plan to be in compliance with all applicable federal, state and local environmental laws, rules and regulations. However, compliance, or failure to comply, and future legislation may hurt our present and planned business operations.

The foregoing is only a brief summary of some of the existing environmental laws, rules and regulations to which our business operations will be subject, and there are many others, the effects of which could have an adverse impact on us. Future legislation in this area will no doubt be enacted and revisions will be made in current laws. We have no way of knowing what affect these present and future laws, rules and regulations will have on our future operations.

Insurance.  We do not have any insurance  coverage for our  operations.  We will
----------
obtain insurance when we commence our planned operations.

Employees.  As of December 9, 2002, we have no employees.  We anticipate that we
----------
will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain additional managerial personnel.

Management's Discussion and Analysis or Plan of Operation.
----------------------------------------------------------

Plan of  Operation.  Since  May 20,  2002,  we have  performed  substantial  due
-------------------
diligence on the 26,658.4 acres of undrilled and non-productive oil and gas leasehold acreage located in Zapata County subject to our option. Our due diligence has determined our lease option purchase price of $90.84 per acre ($1,400,000 total price, divided by 26,658.4 acres, divided by our 57.8125% working interest) represents good value as the going price for oil and gas Leases in this part of Zapata County, Texas, when available, range from $150.00-$250.00 per acre; due to the fact that Zapata County has experienced much drilling and production since the early 1920s and is a favorable geological area with known oil/gas bearing zones encountered from 500' to 17,000'. Our subject 26,658.4 acre leasehold is undeveloped yet in a known and highly productive geological area; it is also surrounded by existing oil and gas production which offers the possibility of offsetting existing production and/or drilling new wells based on the wealth of available geology and seismic data.

By February 19, 2003, we intend to obtain the funds necessary for us to exercise the option, by borrowing or by issuing equity securities. After we raise those funds, we intend to proceed with the exploration and development of the property, to determine if there exist commercially exploitable reserves of oil and natural gas. Our continuation as a going concern is dependent on our ability to obtain additional financing, generate sufficient cash flow to meet our obligations, and to become profitable.

Additionally, our 3-D Seismic data has been loaded and preliminarily analyzed at Bell & Murphy Geophysical Co. The data encompasses 45 square miles of original 3-D Seismic Tapes shot for Pennzoil (present estimated value of $2,000,000.00) in 1993; within industry standards at that time; using a sweep frequency of 10-56 HZ. Our subsequent evaluation shows the existence of promising leads from the original data tapes and discs. The 3-D Seismic Data needs to be reprocessed using available Geo-Trace Technology in order to detail the stratigraphic oil and gas traps and channel formations which offer the best production potential on the leasehold. Further complementary seismic evaluation is available through the University of Oklahoma Geological/Geophysical Department as a no-cost research project; they have a track record of identifying potential shallow productive intervals through their reprocessing technique. Our due diligence of the 3-D Seismic data has determined our subject leasehold is undeveloped yet in a known and highly productive geological area; it is also surrounded by existing oil/gas production which offers the possibility of offsetting existing production and/or drilling new wells based on the wealth of available geology and seismic data.

Our proposed plan of operation for the next twelve months is as follows:

     o    Have  a  geologist  review  and  interpret  all  existing   geological
          information relating to the 26,658.4 acres of undrilled and non-productive oil and gas leasehold acreage located in Zapata County, Texas in order to locate and develop drilling prospects on this acreage.
     o Have a geophysicist review and interpret all the existing 3-D Seismic data in order to locate and develop drilling prospects on this acreage.
     o Have a petroleum engineer analyze nearby production, wells, and oil and gas fields to determine the areas of the highest oil and gas potential on this acreage.
     o Incorporate, analyze, identify and high-grade all the information obtained from the above geological, geophysical and engineering studies to select locations to be drilled.
     o Obtain drilling and operating permits in preparation for initial drilling program on this acreage.
     o Drill the first well to a depth of 5,500' to explore for the 15 potentially productive formations between the surface and 5,500'; all of the various pay zones produce on different parts of the ranch. The deepest zone we will penetrate is the Queen City Formation at 5,500'; said formation can be extremely prolific with potential reserves (based on nearby fields) in excess of 2 billion cubic feet of gas per well.
     o Drill the second test well to a depth of 2,000' (Miranda Sand) offset to the nearby Mote Resources #460 Jennings Ranch well. This Mote Resources well came in flowing two years ago at 60 Barrels of oil per day ("BOPD") and is presently producing 40 BOPD from the same formation.
     o Our calculations show that the Crockett Oil Formation at 3,500' originally contained 33 million barrels of oil in place and that only 7 million barrels of oil have been produced through the years. With current advances in technology, it is feasible to drill horizontally up to 4,000' through the Crockett Oil Formation to reach the unrecovered pockets of oil remaining therein. We will meet with the oil field services companies (Weatherford, Halliburton) that specialize in horizontal drilling to formulate a plan to laterally drill the Crockett Oil Formation.
     o Major oil companies such as Devon, Conoco, and others have deep producing wells on nearby lands; they anticipate much future drilling and all of their wells make salt water that needs to be disposed of. We plan to drill a shallow salt water disposal well and contract with the major companies to dispose of their water for a fee. Preliminary discussions with the companies have indicated that there is a demand for a salt water disposal facility.

The above operations are estimated to cost approximately $250,000.00; allocated as follows: (a) $90,000.00 to drill the initial test well to a depth of 5,500' (The Queen City Formation) and test the multi-pay zone from the surface to 5,500'; (b) $50,000.00 to re-process the 3-D Seismic data to enhance the shallow pay zone targets; (c) $50,000.00 to drill a 2,000 foot Miranda Sand well; (d) $50,000.00 to drill a commercial salt water disposal well; (e) $10,000 for a study of the Crockett Oil Formation and the creation of a plan and budget to drill the Crockett Horizontally. We intend to obtain the funds necessary to commence these operations by borrowing or by issuing equity securities.

Certain  Relationships  and Related  Transactions.  We owe $7,692 to Oil and Gas
--------------------------------------------------
Properties, an entity owned by Benjamin Bryan Leitch, III, who is our major shareholder, director, and officer, for geophysical consulting services incurred relating to the acreage in Zapata County, Texas. These geophysical consulting services were rendered by Jay Carroll at Bell & Murphy Geophysical Co. and relate to analysis of the 3-D Seismic data described above under subheading "Technology."

On May 20, 2002, we entered into an Option to Purchase Agreement with Legend Operating, LLC, a Texas limited liability company, which is owned completely by James H. Dyer, our vice-president, a director and one of our shareholders. The purchase price for the option was $100.00. The option to purchase the oil, gas and other mineral leasehold interests on the property specifies a purchase price of $1,734,607.00, which was calculated as $30,000 for each 1% working interest conveyed. On August 19, 2002, the agreement was revised to specify a purchase price of $1,200,000, which was calculated as $20,757 for each 1% working interest conveyed. The option originally expired after an initial 90 day due diligence, which could be extended for an additional 90 days by our payment of a non refundable "earnest money" deposit of $50,000.00, however on August 19, 2002 the "earnest money" deposit was waived and the option was extended for 60 days. A copy of the Option Purchase Agreement is included in the registration statement of which this prospectus is a part as Exhibit 10.1.

On October 17, 2002, Legend Operating, LLC entered into an Amended & Restated Option to Purchase with J. Phillip Mote and Gene P. McCutchin. This Amended & Restated Option to Purchase gives Legend Operating, LLC an extended option to purchase the 57.8125% working interest in 27,556.4 leased acres in Zapata County, Texas for a total of $1,400,000. A copy of the Amended & Restated Option to Purchase is included in the registration statement of which this prospectus forms a part as Exhibit 10.5. On October 17, 2002, Legend Operating, LLC, in turn, entered into an Extended Option to Purchase with us. This Extended Option to Purchase gives us an option to purchase the undrilled and non-productive acreage for $1,400,000. A copy of the Extended Option to Purchase is included in the registration statement of which this prospectus forms a part as Exhibit
10.6. Both the Amended & Restated Option to Purchase and the Extended Option to Purchase expire on February 19, 2003.

The terms of the Option Purchase Agreement and Extended Option to Purchase were not negotiated at arms length, but, rather by James H. Dyer on behalf of Legend Operating, LLC, on the one hand, and Benjamin Bryan Leitch, III, on our behalf, on the other hand. Mr. Leitch and Mr. Dyer believe that the terms of the option are equitable to us and are no more favorable to Legend Operating, LLC than could be obtained from an unrelated third party.

In April, 2002 our Board of Directors authorized the issuance of an aggregate 10,500,000 shares of our common stock to our officers and directors. On May 20, 2002, 6,000,000 of those shares were issued to Benjamin Bryan Leitch, III in consideration for his interest in the 3-D Seismic data described above under subheading "Technology." 2,250,000 of those shares were issued to James H. Dyer in consideration for his interest in the 3-D Seismic data. 1,250,000 of those shares were issued to Brenda K. Phillips in consideration for her interest in the 3-D Seismic data. Gilbert G. Jurenka and Richard J. Smith each received 500,000 of those shares in consideration for their interests in the 3-D Seismic data.

We share office space with Benjamin Bryan Leitch III, our major shareholder, director and president, but we do not pay him any compensation for those office facilities. We expect this arrangement to continue for at least the next twelve months.

On February 1, 2002, we entered into a Subscription and Funding Commitment Agreement with a Go Call, Inc., a Delaware corporation and the selling shareholder pursuant to this Registration Statement, by which Go Call, Inc., agreed to pay all of our fees and expenses in connection with our participation in the Over-The-Counter Bulletin Board electronic filing service, including attorney's fees, accountant's fees, filing fees and related costs and expenses. In exchange therefore, Go Call, Inc. was issued 2,310,000 shares of our common stock, which shares are being registered by this registration statement. A copy of that Subscription and Funding Commitment Agreement is included in the registration statement in which this prospectus is a part marked Exhibit 10.2. The business purpose of this transaction with Go Call, Inc. is to spin off our stock to the existing Go Call, Inc. shareholders, so that we can become a publicly traded corporation.

The number of shares issued, and the consideration for those shares, was not determined by a compensation committee of outside directors and was not the result of arm's-length negotiations.

Conflicts  Related to Other  Business  Activities.  The  persons  serving as our
--------------------------------------------------
officers and directors have existing responsibilities and have additional responsibilities to provide management and services to other businesses in addition to us. As a result, conflicts of interest between us and those other businesses may occur from time to time.

Mr. Leitch purchases oil and gas interests for his own account and, therefore, potentially competes with us for those interests. Since 2000, Mr. Dyer has been president and 100% owner of Legend Operating LLC, a firm which conducts oil and gas exploration, and therefore, competes with us.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to our shareholders and to us as fiduciaries, which requires that our officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Market for Common Equity and Related Stockholder Matters.
---------------------------------------------------------

Market  Information.  There is no established public market for our common stock
--------------------
and we have arbitrarily determined the offering price of $0.10 per share. Our common stock does not have a trading symbol and is not currently listed or quoted on any quotation medium. Once we have applied for a trading symbol and pre-cleared our shares for trading, our common stock may be traded in the over-the-counter market. However, there can be no assurance of whether, when or at what price trading in our stock will occur.

Holders. As of December 9, 2002, we had 6 beneficial owners of our common stock.
--------

Reports to Security  Holders.  Our  securities are not listed for trading on any
-----------------------------
exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

In the event we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.
        ------------------

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation.  Shares of our common stock are subject to rules adopted
-----------------------
by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver to the customer a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the Salary ($) broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation. On May 20, 2002, our officers and directors cumulatively
-----------------------
received 10,500,000 shares of our common stock as compensation for their respective interests in certain 3-D Seismic data they assigned to us. A copy of the Assignment and Proof of Sale of 3-D Seismic is included in the registration statement of which this prospectus forms a part marked Exhibit 10.2. Any future compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary  Compensation Table. The table set forth below summarizes the annual and
----------------------------
long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers during the year ended December 31, 2001. Our Board of Directors has adopted an incentive stock option plan for our directors and executive officers. To date, no shares of our common stock have been issued pursuant to that incentive stock option plan. A copy of that incentive stock option plan is included with the Registration Statement of which the prospectus forms a part marked as Exhibit 10.4.

=================================================================================================
Name and Principal                Year     Annual      Bonus ($)     Other Annual      All Other
Position                                   Salary                  Compensation ($)  Compensation
                                            ($)
------------------------------   ------  ----------   -----------  ----------------  ------------
Benjamin Bryan Leitch,
III, President and Director       2001      None         None           None            None

James H. Dyer, Vice
President and Director            2001      None         None           None            None

Brenda K. Phillips, Chief
Financial Officer,
Secretary and Director            2001      None         None           None            None

=================================================================================================

Compensation  of  Directors.  Our directors  have received  shares of our common
----------------------------
stock compensation for their respective interests in certain 3-D Seismic data they assigned to us and may receive stock options in the future as compensation for their service on our Board of Directors.

Compensation  of Officers.  The terms and conditions of our  compensation of our
--------------------------
officers were not the result of arm's-length negotiations, as all of our officers are also directors, and our Board of Directors has no compensation committee consisting of outside directors.


                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.


                                     EXPERTS

Our financial statements for the period ended May 31, 2002, which appear in this prospectus, have been audited by Kelly & Company located in Costa Mesa, California. These financial statements are included in reliance upon such reports given upon the authority of Kelly & Company. Our financial statements for the period ended September 30, 2002, which appear in this prospectus, are unaudited and were prepared by management.


                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling shareholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                              FINANCIAL STATEMENTS
















                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                              Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                        Index to the Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002

--------------------------------------------------------------------------------





Report of Independent Auditors..............................................F-3


Financial Statements of Texas Border Gas Company (formerly
  Phoenix ATM Services Inc.):


          Balance Sheets, May 31, 2002 and December 31, 2001................F-4

          Statements of Operations for the Thirteen-Day Period
            Ended December 31, 2001, for the Five-Month
            Period Ended May 31, 2002, and for the Period from
            December 19, 2001 (Inception) to May 31, 2002...................F-5

          Statements of Shareholders' Equity for the Thirteen-Day
            Period Ended December 31, 2001, for the Five-
            Month Period Ended May 31, 2002, and for the
            Period from December 19, 2001 (Inception) to May
            31, 2002........................................................F-6

          Statements of Cash Flows for the Thirteen-Day Period
            Ended December 31, 2001, for the Five-Month
            Period Ended May 31, 2002, and for the Period from
            December 19, 2001 (Inception) to May 31, 2002...................F-7


Notes to the Financial Statements...........................................F-8

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors
Texas Border Gas Company (formerly Phoenix ATM Service, Inc.)

We have audited the accompanying balance sheets of Texas Border Gas Company (formerly Phoenix ATM Service, Inc.) (a development stage company) as of May 31, 2002 and December 31, 2001, and the related statements of operations, shareholders' equity and cash flows for the thirteen-day period ended December 31, 2001, for the five-month period ended May 31, 2002, and for the period from December 19, 2001 (inception) to May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Border Gas Company (formerly Phoenix ATM Services Inc.) (a development stage company) as of May 31, 2002 and December 31, 2002, and the results of its operations and its cash flows for the thirteen-day period ended December 31, 2001, for the five-month period ended May 31, 2002 and for the period from December 19, 2001 (inception) to May 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, Basis of Presentation and Management's Plan, to the financial statements, the Company incurred a loss since inception, had no cash flows from operations, had no cash and requires a substantial amount of funding to implement its contemplated plans and to commence oil and gas and production that raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2, Basis of Presentation and Management's Plan. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kelly & Company

Kelly & Company
Costa Mesa, California
December 2, 2002

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                                 Balance Sheets

                       May 31, 2002 and December 31, 2001
--------------------------------------------------------------------------------


                                     ASSETS
                                     ------

                                                                  May 31, 2002      December 31, 2001
                                                                ----------------    -----------------
Current assets:
     Option to purchase leasehold interest                      $          100                -
     Deferred charges                                                   47,000                -
                                                                ----------------    -----------------

Total current assets                                            $       47,100                -
                                                                ================    =================


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------


Current liabilities:
     Accounts payable - related parties                         $        4,460      $        1,642
                                                                ----------------    -----------------
Total current liabilities                                                4,460               1,642
                                                                ----------------    -----------------

Shareholders' equity (deficit):
     Preferred stock; 10,000,000 shares authorized, none
       issued and outstanding                                             -                   -
     Common stock; 0.001 par value; 100,000,000 shares
       authorized; 12,810,000 and 10,500,000 shares issued and
       outstanding at May 31, 2002 and December 31, 2001,
       respectively                                                     12,810              10,500
Additional paid-in capital                                              58,190             (10,500)
Deficit accumulated during the development stage                       (28,360)             (1,642)
                                                                ----------------    -----------------

Total shareholders' equity (deficit)                                    42,640              (1,642)
                                                                ----------------    -----------------

Total liabilities and shareholders' equity                      $       47,100                -
                                                                ================    =================








    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                            Statements of Operations

              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


                                                                            For the
                                    For the             For the           Period From
                                 Thirteen-Day         Five-Month       December 19, 2001
                                 Period Ended        Period Ended       (Inception) to
                               December 31, 2001     May 31, 2002        May 31, 2002
                               -----------------   -----------------   -----------------

Revenues:                                -                   -                   -

Expenses:

      Legal expense            $        1,642      $       22,358      $       24,000

      Geophysical consulting
      expense                            -                  4,360               4,360
                               -----------------   -----------------   -----------------

Total expenses                          1,642              26,718              28,360
                               -----------------   -----------------   -----------------

Net loss                       $        1,642      $       26,718      $       28,360
                               =================   =================   =================

Net loss per share, basic
 and diluted                   $         0.00      $         0.00      $         0.00
                               =================   =================   =================














    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                  Statements of Shareholders' Equity (Deficit)

               For the Thirteen-Day Period from December 19, 2001
                      (Inception) to December 31, 2001 and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


                                                                                         Additional
                                                                Common       Common        Paid-In      Accumulated
                                                                Shares        Stock    Paid-In Capital    Deficit       Total
                                                             ------------  ----------  ---------------  -----------  -----------

Balance, December 19, 2001 (inception)                              -           -               -            -             -

    Common shares issued for data rights at inception         10,500,000   $  10,500   $     (10,500)        -             -

    Net loss from inception to December 31, 2001                    -           -               -       $  (1,642)   $   (1,642)
                                                             ------------  ----------  ---------------  -----------  -----------

Balance, December 31, 2001                                    10,500,000      10,500         (10,500)      (1,642)       (1,642)

    Common shares issued for services                          2,310,000       2,310          68,690         -           71,000

    Net loss for the five-month period ended May 31, 2002           -           -               -         (26,718)      (26,718)
                                                             ------------  ----------  ---------------  -----------  -----------

Balance, May 31, 2002                                         12,810,000   $  12,810   $      58,190    $ (28,360)   $   42,640
                                                             ============  ==========  ===============  ===========  ===========














    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                            Statements of Cash Flows

              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


                                                                                                 For the
                                                         For the             For the           Period From
                                                      Thirteen-Day         Five-Month       December 19, 2001
                                                      Period Ended        Period Ended       (Inception) to
                                                    December 31, 2001     May 31, 2002        May 31, 2002
                                                    -----------------   -----------------   -----------------

Cash flows from operating activities:
Net loss                                            $       (1,642)     $      (26,718)     $      (28,360)

Adjustment to reconcile net loss to net cash used
     in operating activities:
          Issuance of common stock for services               -                 24,000              24,000
     Increase in assets:
       Option to purchase leasehold interests                 -                   (100)               (100)
     Increase in liabilities:
       Accounts payable - related party                      1,642               2,818               4,460
                                                    -----------------   -----------------   -----------------

Cash used in operating activities                             -                   -                   -
                                                    -----------------   -----------------   -----------------

Net increase (decrease) in cash                               -                   -                   -

Cash and equivalents at beginning of period                   -                   -                   -
                                                    -----------------   -----------------   -----------------

Cash and equivalents at end of period                         -                   -                   -
                                                    =================   =================   =================


      Supplemental Schedule of Non-Cash Investing and Financing Activities
      --------------------------------------------------------------------

Issuance of common stock for seismic data:
     Additional paid-in capital                     $       10,500                -         $       10,500
     Common stock                                   $      (10,500)               -         $      (10,500)


Issuance of common stock for services:
     Legal expenses                                           -         $       22,358      $       22,358
     Deferred charges                                         -         $       47,000      $       47,000
     Accounts payable - related parties                       -         $        1,642      $        1,642
     Common stock                                             -         $       (2,310)     $       (2,310)
     Additional paid-in capital                               -         $      (68,690)     $      (68,690)









    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


1.   Description of Business
     -----------------------


     Texas Border Gas Company (formerly Phoenix ATM, Inc.) was incorporated in the State of Delaware on December 19, 2001. The Company is a development stage company that plans to acquire leasehold interests in certain oil and gas properties located in Zapata County, Texas and to engage in oil and gas development and production. The Company's fiscal year ends December 31.

     Through May 31, 2002, the Company's activities related to its formation and other legal costs. No other significant costs of doing business have been incurred through May 31, 2002.

2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Basis of Presentation and Management's Plan
     -------------------------------------------

     The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through May 31, 2002, the Company incurred a net loss of $28,360, had no cash flows from operations, and at May 31, 2002 had no cash. The Company needs funds to acquire the lease rights contemplated in its plans and to commence development and production until sufficient cash flows are generated from anticipated production to sustain operations and to fund future development activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     The Company plans to generate the additional cash needed primarily through the sale of its equity securities or debt financing. There is no assurance, however, that the Company will be successful in selling any of its equity securities or from issuance of debt financing or as to the availability or terms upon which debt financing and capital might be available. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Loss Per Common Share
     ---------------------

     Basic loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     Deferred Offering Costs
     -----------------------

     Deferred offering costs are recorded as deferred charges until such time as the offering is complete and then recorded as a reduction of additional paid-in capital.

     Use of Estimates
     ----------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     The Company's financial instruments consist of accounts payable - related parties and approximate fair value due to their relatively short maturities.

3.   Option To Purchase Leasehold Interests
     --------------------------------------

     The Initial Option Agreement
     ----------------------------

     On May 20, 2002, the Company entered into an option agreement to acquire certain oil and gas leasehold interests located in Zapata County, Texas, from Legend Operating, LLC, a related party, consisting of an undivided
     57.8125 % interest in 26,658.4 leasehold acres for $100. These interests are represented totally within an area covered by two original leases on the Jennings Parcel property covering approximately 27,558.4 acres and 12,000 acres to The Texas Company dated November 13, 1924 and 1922 respectively; and a certain Term Assignment (a form of license) dated January 14, 1998, from Pennzoil Exploration and Production Company to Stuart G. Sharrock, Agent, relating to all rights to the Jennings Parcel property from the surface of the earth to a depth of 5,560 feet or the base of the Queen City Formation. Further, the option covers to the extent transferable all surface use agreements, easements, rights-of-way, licenses, permits, and similar rights and interests, and all contracts and agreements concerning the property including but not limited to unit agreements, pooling agreements, farmout agreements, pumping agreements, operating agreements and gas balancing agreements (the "property").

     The exercise price of the option was $1,734,607 or $112.55 per acre based on the undivided 57.815% interest in the property and expired 90 days from the date of the option agreement. The option can be extended one additional 90 day period upon the non refundable payment of $50,000, which shall be applied to the purchase price on August 19, 2002, of the Property on closing.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


3.   Option To Purchase Leasehold Interests, Continued
     -------------------------------------------------

     The Initial Option Agreement, Continued
     ---------------------------------------

     In addition, Legend Operating LLC, a related party, upon exercise of the option shall convey to the Company all its rights, title and interests, if any, in and to 3-D Seismic data (Note 4) and tapes including the rights to analyze, interpret and use such data as it relates to the Property, and to all Texaco, Pennzoil, SMK, Palm Production Company, Mote Resources, Inc. documents, maps, seismic interpretations and other records that relate to, describe or affect the Property subject to the terms of the Sharrock's Term assignment. The assignment of the Property to the Company is also subject to the terms and provisions of all the instruments of record in Zapata County, Texas affecting the Property and any and all other valid and existing contracts, easements and other instruments affecting the real property, or any part thereof, together with any and all existing royalties, overriding royalties and other interests payable out of production from the real property, or any part thereof.

     The First Revision to the Option Agreement
     ------------------------------------------

     On August 19, 2002, the option agreement was revised to reflect a reduced purchase price of $1,200,000, which was calculated at $20,757 for each 1% of working interest conveyed and extended the due diligence period for an additional 60 days until October 19, 2992. Additionally, the option extension fee of $50,000 required in the initial options was also waived by Legend Operating, LLC.

     The Second Revision to the Option Agreement
     -------------------------------------------

     On October 17, 2002, Legend Operating, LLC entered into an Amended & Restated Option to Purchase with J. Phillip Mote and Gene P. McCutchin. This Amended & Restated Option to Purchase gives Legend Operating, LLC an extended option to purchase the 57,8125% working interest in 27,556.4 leased acres in Zapata County, Texas, as described above, for a total of $1,400,000. On October 17, 2002, Legend Operating, LLC, in turn, entered into an Extended Option to Purchase with the Company. This Extended Option to Purchase gives the Company an option to purchase the undrilled and non-productive acreage, as described above, for $1,400,000. Legend Operating, LLC's Amended & Restated Option to Purchase and the Company's Extended Option to Purchase both expire on February 19, 2003.

     On the exercise of the option and as a condition to its closing, the Company must assume operations on the property from Mote Resources, Inc.

4.   Assignment Of Geophysical Seismic Data
     --------------------------------------

     At the Company's inception and for $10 and 10,500,000 shares of its common stock, B. Bryan Leitch, III, Jim Dyer, Brenda Phillips, Gil Jurenka and

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


4.   Assignment Of Geophysical Seismic Data, Continued
     -------------------------------------------------

     Richard Smith as Tenants in Common and owners of a company called 3-D Seismic, all related parties, assigned all their rights, title and interest, if any, in and to the 3-D Seismic data (the "Data") necessary to evaluate those depths in and to the Property. The assignment is limited to the non-exclusive, non-transferable right for the Company to use the data in accordance with the terms of the agreement and that the data remains the property of 3-D Seismic and its owners (the "Assignor"). The Company also agreed, except as specified in the agreement, that it will keep the data confidential for its internal use only and that it will not give, sell, trade, dispose of, show or otherwise divulge the data to any other party except on the prior written approval of the Assignor. In addition, within 180 days from receipt of the data (effectively received on May 20, 2002), the Company agrees to have the entire data set reprocessed and provide the reprocessed data to Assignor at no cost to the Assignor.

     Because the assignors also control the Company and therefore the data after the transaction, the value assigned to the data by the Company is the owner's original cost (i.e. "predecessor cost"). Because the assignor would have expensed the cost of the data under generally accepted accounting principles its "predecessor cost" book carrying amount would be zero, and therefore, no amount has been capitalized on the books of the Company for the rights to use the Data. As a result, the common shares issued for the assignment of the right to use the Data is credited to Common Stock at its Par value and Additional Paid in Capital is correspondingly debited for the par value of the stock plus the $10 of the consideration recorded as a liability.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


5.   Accounts Payable - Related Parties
     ----------------------------------

     Accounts payable - related parties consists of the following:

                                                            May 31,    December 31,
                                                             2001          2002
                                                         ------------  ------------

          Amounts due Oil and Gas Properties, an
          entity owned by B. Bryan Leitch, III, who is
          a major shareholder and officer of the
          Company, for geophysical consulting
          services incurred relating to the Jennings
          Ranch Prospect                                 $     4,350   $     1,642

          Amount due Legend Operating LLC, an
          entity wholly owned by Jim Dyer, a
          shareholder of the Company                             100          -

          Amount due 3-D Seismic, an entity owned
          by B. Bryan Leitch, III, Jim Dyer, Brenda
          Phillips, Gil Jurenka, and Richard Smith,
          who collectively own approximately 82%
          voting control of the Company                           10          -
                                                         ------------  ------------

          Total accounts payable related parties         $     4,460   $     1,642
                                                         ============  ============

6.   Loss Per Share
     --------------

     Basic and diluted loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


6.   Loss Per Share, Continued
     -------------------------

     The computations of basic and diluted loss per common share are as follows:

                                                                                    For the
                                            For the             For the           Period From
                                          Thirteen-Day         Five-Month      December 19, 2001
                                          Period Ended        Period Ended      (Inception) to
                                        December 31, 2001     May 31, 2002       May 31, 2002
                                        -----------------   ----------------   -----------------

        Numerator:

             Net loss                   $       (1,642)     $      (26,718)    $      (28,360)

        Denominator:

             Weighted-average shares,
               basic and diluted            10,500,000          12,348,000         12,040,000
                                        -----------------   ----------------   -----------------

        Loss per common share, basic
               and diluted              $        (0.00)     $        (0.00)    $        (0.00)
                                        =================   ================   =================

7.   Income Taxes
     ------------

     The components of the provision for income taxes for the period from December 19, 2001 through May 31, 2002 are as follows:


                                                                         For the
                                 For the             For the           Period From
                              Thirteen-Day         Five-Month       December 19, 2001
                              Period Ended        Period Ended       (Inception) to
                            December 31, 2001     May 31, 2002        May 31, 2002
                            -----------------   -----------------   -----------------
        Current expense:

              Federal                 -                   -                   -

        Deferred benefit:

              Federal                 -                   -                   -
                            -----------------   -----------------   -----------------

        Total provision               -                   -                   -
                            =================   =================   =================

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


7.   Income Taxes, Continued
     -----------------------

     Significant components of the Company's deferred income tax assets and liabilities at May 31, 2002 are as follows:

                                                   May 31,        December 31,
                                                     2002             2001
                                                --------------   --------------
        Deferred income tax asset:


               Net operating losses             $      9,642     $        558

        Net deferred income tax asset                  9,642              558

               Valuation allowance                    (9,642)            (588)
                                                --------------   --------------

        Total deferred income tax asset                  -                 -
                                                ==============   ==============

     The Company has conclude that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

     Income tax expense differs from the expected amount by applying the federal statutory rate as follows:

                                                                                       For the
                                               For the             For the           Period From
                                            Thirteen-Day         Five-Month       December 19, 2001
                                            Period Ended        Period Ended       (Inception) to
                                          December 31, 2001     May 31, 2002        May 31, 2002
                                          -----------------   -----------------   -----------------

        Federal statutory rate                   (34.0)%             (34.0)%             (34.0)%
        Increase in valuation allowance           34.0                34.0                34.0
                                          -----------------   -----------------   -----------------

                                                   -                       -                  -
                                          =================   =================   =================

     At May 31, 2002, the Company has a federal net operating loss carryforward of $28,360 that will begin to expire in 2021.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


8.   Issuances of Common Stock
     -------------------------

     Issuance of Shares for 3-D Seismic Data
     ---------------------------------------

     At the Company's inception, 10,500,000 shares of its common stock were paid for but unissued until after December 31, 2001 for the transfer of the 3-D Seismic data to the Company. Because the individuals that assigned the data also control the Company, the data is valued at the predecessor's cost (see
     Note 4).

     Issuance of Shares for the Payment of Certain Expenses
     ------------------------------------------------------

     In February 2002, the Company agreed to issue 2,310,000 shares of its common stock to Go Call, Inc. in exchange for Go Call, Inc.'s agreement to pay for and all expenses and fees incurred in connection with the (1) formation of the Company, (2) preparation and filing with the Securities and Exchange Commission, NASD, and other regulatory authorities a Registration Statement on Form SB-2 and related documents necessary to become a reporting issuer under The Securities Act of 1933, (3) participation by the Company in the Over-The-Counter Bulletin Board electronic quotation system, (4) all legal, accounting, and filing fees and related expenses incurred by the Company in this connection and (5) the gathering of the appropriate information related thereto. On May 20, 2002, the shares related to this agreement were issued to Go Call, Inc. The costs estimated value of these services is $71,000, of which $24,000 had been provided by May 31, 2002. This amount has been recorded as legal fees. The balance of $47,000 has been recorded as deferred charges until such time as the services are provided and will be recorded as a reduction of equity. No administrative or other costs had been incurred by the Company as of May 31, 2002.

9.   Stock Compensation Plan
     -----------------------

     The Company has a Stock Option Plan (the "Plan") under which officers, key employees, directors, and independent contractors may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum number of shares of the Company's common stock available for issuance under the Plan is 8 million shares. As of May 31, 2002, no options had been granted and the maximum number of shares available for future grants under the Plan is 8 million.

     Under the Plan, the option exercise price is equal to the fair market value of the Company's common stock at the date of grant. Options currently expire no later than 5 years from the grant date. Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid-in capital.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

                  As of May 31, 2002 and December 31, 2001 and
              For the Thirteen-Day Period Ended December 31, 2001,
                For the Five-Month Period Ended May 31, 2002, and
        For the Period from December 19, 2001 (Inception) to May 31, 2002
--------------------------------------------------------------------------------


9.   Stock Compensation Plan, Continued
     ----------------------------------

     The Company has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements provided the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. However, under Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation, the Company must also determine compensation costs based on the fair value at the grant date for its stock options, and disclose the related pro forma net income
     (loss) and earning (loss) per share amounts in the notes to the financial statements. As no options have been granted, the pro forma information is not presented.

10.  Subsequent Events
     -----------------

     As discussed in Note 3, the Company agreed to acquire an option to purchase certain specified interests in oil and gas leaseholds. This option was to expire on August 19, 2002. On August 19, 2002, the option was extended for an additional 60 days until October 19, 2992 with the first revision to the option agreement. On October 17, 2002, the Company entered into a second revision to the option agreement. This agreement extended the option period to February 19, 2003.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                              Financial Statements

               As of September 30, 2002 and December 31, 2001 and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)

--------------------------------------------------------------------------------

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                        Index to the Financial Statements

               As of September 30, 2002 and December 31, 2001 and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)
--------------------------------------------------------------------------------



Financial statements of Texas Border Gas Company (formerly
   Phoenix ATM Service, Inc.):

          Balance Sheets, September 30, 2002, and December 31, 2001........ F-19

          Statements of Operations for the Nine-Month Period
             ended September 30, 2002, and for the  Period from
             December 19, 2001 (Inception) to September 30, 2002........... F-20

          Statements of Shareholders' Equity for the Thirteen-Day Period
             ended December 31, 2001, for the Nine-Month Period
             ended September 30, 2002, and for the Period from
             December 19, 2001 (Inception) to September 30, 2002........... F-21

          Statements of Cash Flows for the Thirteen-Day Period
             ended December 31, 2001, for the Nine-Month Period
             ended September 30, 2002, and for the Period from
             December 19, 2001 (Inception) to September 30, 2002........... F-22


Notes to the Financial Statements.......................................... F-23

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services, Inc.)
                          (A Development Stage Company)

                                 Balance Sheets
                    September 30, 2002 and December 31, 2001
                                   (Unaudited)
--------------------------------------------------------------------------------------------------------


                                                                September 30, 2002    December 31, 2001
                                                                ------------------    ------------------

                                     ASSETS
                                     ------

Current Assets

           Option to Purchase Leasehold Interest                $           100       $          -

           Deferred charges                                              10,107                  -
                                                                ------------------    ------------------

Total Current Assets                                            $        10,207                  -
                                                                ==================    ==================


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

           Current Liabilities
              Accounts Payable - Related Party                  $         9,192       $         1,642
                                                                ------------------    ------------------

Total Current Liabilities                                                 9,192                 1,642
                                                                ------------------    ------------------

Shareholders' Equity (Deficit):
           Preferred Stock; 10,000,000 shares authorized,
                none issued and outstanding                                -                     -
           Common Stock; 0.001 par value; 100,000,000 shares
                authorized; 12,810,000 and 10,500,000 shares
                issued and outstanding at September 30, 2002
                and December 31, 2001, respectively.                     12,810                10,500
           Additional Paid-in Capital                                    58,190               (10,500)
           Accumulated Deficit                                          (69,985)               (1,642)
                                                                ------------------    ------------------
Total Shareholders' Equity (Deficit)                                      1,015                (1,642)
                                                                ------------------    ------------------

Total Liabilities and Shareholders' Equity                      $        10,207       $          -
                                                                ==================    ==================




     The accompanying notes are an integral part of the financial statements

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services, Inc.)
                          (A Development Stage Company)

                            Statements of Operations

             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)
--------------------------------------------------------------------------------



                                                                   For the
                                              For the            Period From
                                            Nine-Month        December 19, 2001
                                           Period Ended        (Inception) to
                                        September 30, 2002   September 30, 2002
                                        ------------------   ------------------

Revenues:                               $          -         $          -

Expenses:
             Legal Expense                       49,494               51,136

             Accounting Expense                  11,157               11,157

             Geophysical Consulting
                 Expense                          7,692                7,692
                                        ------------------   ------------------

Total Expense                           $        68,343      $        69,985
                                        ---------------------------------------

Net Loss                                $        68,343      $        69,985
                                        ==================   ==================


Net Loss Per Share, Basic
   and Diluted                          $          0.00      $          0.00
                                        ==================   ==================


















    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services, Inc.)
                          (A Development Stage Company)

                  Statements of Shareholders' Equity (Deficit)

               For the Thirteen-Day Period From December 19, 2001
                      (Inception) to December 31, 2001 and
               For the Nine-Month Period Ended September 30, 2002
                                   (Unaudited)
--------------------------------------------------------------------------------



                                                                                        Additional
                                                              Common        Common        Paid-In    Accumulated
                                                           Stock Shares  Stock Dollars    Capital      Deficit        Total
                                                           ------------  -------------  -----------  ------------  -----------


Balance, December 19, 2001 (Inception)                            -      $       -      $     -      $      -      $     -

     Common shares issued for data rights at inception      10,500,000   $     10,500   $  (10,500)

     Net loss from inception to December 31, 2001                 -              -            -           (1,642)      (1,642)

                                                           ------------  -------------  -----------  ------------  -----------
Balance, December 31, 2001                                  10,500,000   $     10,500   $  (10,500)  $    (1,642)  $   (1,642)
                                                           ------------  -------------  -----------  ------------  -----------

     Common shares issued for services                       2,310,000          2,310       68,690          -          71,000

     Net loss for the nine-month period ended
          September 30, 2002                                      -              -            -          (68,343)     (68,343)

                                                           ------------  -------------  -----------  ------------  -----------
Balance, September 30, 2002                                 12,810,000   $     12,810   $   58,190   $   (69,985)  $    1,015
                                                           ------------  -------------  -----------  ------------  -----------















    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Services, Inc.)
                          (A Development Stage Company)

                             Statement of Cash Flows

              For the Thirteen-Day Period Ended December 31, 2001,
               For the Nine-Month Period Ended September 30, 2002
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)
--------------------------------------------------------------------------------



                                                                                                                  For the
                                                                        For the              For the            Period From
                                                                      Thirteen-Day         Nine-Month        December 19, 2001
                                                                      Period Ended        Period Ended        (Inception) to
                                                                   December 31, 2001   September 30, 2002   September 30, 2002
                                                                   -----------------   ------------------   ------------------

Cash flows from operating activities
     Net loss                                                      $       (1,642)     $       (68,343)     $       (69,985)

     Adjustment to reconcile net loss to net cash used in
          operating activities:
               Issuance of common stock for services                                            71,000               71,000
          (Increase) decrease in assets:
               Option to purchase leasehold interests                                             (100)                (100)
          Increase (decrease) in liabilities:
               Accounts payable - related party                             1,642                7,550                9,192
          (Increase) decrease in current assets - deferred asset                               (10,107)             (10,107)

                                                                   -----------------   ------------------   ------------------
     Cash used in operating activities                             $         -         $          -         $          -
                                                                   -----------------   ------------------   ------------------

     Net increase (decrease) in cash                                         -                    -                    -

     Cash and equivalents at beginning of period                             -                    -                    -
                                                                   -----------------   ------------------   ------------------

     Cash and equivalents at end of period                         $         -         $          -         $          -
                                                                   =================   ==================   ==================
















    The accompanying notes are an integral part of the financial statements.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


1.   Description of Business
     -----------------------

     Texas Border Gas Company (formerly Phoenix ATM Service, Inc.) was incorporated in the State of Delaware on December 19, 2001. The Company is a development stage company that plans to acquire leasehold interests in certain oil and gas properties located in Zapata County, Texas and to engage in oil and gas development and production. The Company's year ends December 31.

     Through September 30, 2002, the Company's activities related to its formation and other legal costs. No other significant costs of doing business have been incurred through September 30, 2002.

2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Basis of Presentation and Management's Plan
     -------------------------------------------

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through September 30, 2002, the Company incurred a net loss of $69,985 had no cash flows from operations, and at September 30, 2002 had no cash. The Company needs funds to acquire the lease rights contemplated in its plans and to commence development and production until sufficient cash flows are generated from anticipated production to sustain operations and to fund future development activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     The Company plans to generate the additional cash needed primarily through the sale of its equity securities or debt financing. There is no assurance, however, that the Company will be successful in selling any of its equity securities or from issuance of debt financing or as to the availability or terms upon which debt financing and capital might be available. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Loss per Common Share
     ---------------------

     Basic loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents,

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

     Deferred Offering Costs
     -----------------------

     Deferred offering costs are recorded as charges until such time as the offering is complete and then recorded as a reduction of additional paid-in capital.

     Use of Estimates
     ----------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     The Company's  financial  instruments consist of accounts payable - related
     parties  and  approximate   fair  value  due  to  their   relatively  short
     maturities.

3.   Option To Purchase Leasehold Interests
     --------------------------------------

     On May 20, 2002, the Company agreed to acquire an option from Legend Operating, LLC, a related party, for $100 to acquire certain oil and gas leasehold interests located in Zapata County, Texas, consisting of an undivided 57.8125% interest in 26,658.4 of undrilled an non developed leasehold acres. These interests are represented totally within an area covered by two original leases on the Jennings Parcel property covering approximately 27,558.4 acres and 12,000 acres to The Texas Company dated November 13, 1924 and 1922 respectively; and a certain Term Assignment (a form of license) dated January 14, 1998, from Pennzoil Exploration and Production Company to Stuart G. Sharrock, Agent, relating to all rights to the Jennings Parcel property from the surface of the earth to a depth of 5,560 feet or the base of the Queen City Formation. Further, the option covers, to the extent transferable, all surface use agreements, easements, rights-of-way, licenses, permits, and similar rights and interests, and all contracts and agreements concerning the property including, but not limited

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


3.   Option To Purchase Leasehold Interests, Continued
     -------------------------------------------------

     to,  unit  agreements  pooling  agreements,   farmout  agreements,  pumping
     agreements,    operating    agreements   and   gas   balancing   agreements
     (the"property").

     The option was to expire on August 19, 2002, after an initial 90 day due diligence period for a non-refundable payment of $50,000 to be applied to the purchase price of the Property on closing, but was extended to October 19, 2002 and the deposit was waived by Legend Operating, LLC. The option was then extended again to February 19, 2003 pursuant to Extended Option Agreement dated October 17, 2002. This agreement also amended the purchase price to $90.84 per acre to acquire an undivided 57.8125% interest in 26,658.4 acres. See Footnote 10, Subsequent Events, for further discussion
                     -----------------------------------
     of the revised option terms. On the exercise of the option and as a condition to closing, the Company must assume operations on the property from Mote Resources, Inc.

     In addition, Legend Operating LLC, a related party, upon exercise of the option shall convey to the Company all its rights, title and interests, if any, in and to 3-D Seismic data (Note 4) and tapes including the rights to analyze, interpret and use such data as it relates to the Property, and to all Texaco, Pennzoil, SMK, Palm Production Company, Mote Resources, Inc. documents, maps, seismic interpretations and to other records that relate to, describe or affect the Property subject to the terms of the Sharrock's Term assignment. The assignment of the Property to the Company is also subject to the terms and provisions of all the instruments of record in Zapata County, Texas affecting the Property and any and all other valid and existing contracts, easements and other instruments affecting the real property, or any part thereof, together with any and all existing royalties, overriding royalties and other interests payable out of production from the real property, or any part thereof.

4.   Assignment of Geophysical Seismic Data
     --------------------------------------

     At the Company's inception and for $10 and 10,500,000 shares of the Company's common stock, B. Bryan Leitch, III, James H. Dyer, Brenda Phillips, Gilbert Jurenka and Richard Smith as Tenants in Common and owners of a company called 3-D Seismic, all related parties, assigned all their rights, title and interest, if any, in and to the 3-D Seismic date (the
     "Data") necessary to evaluate those depths in and to the Property. The assignment is limited to the non-exclusive, non-transferable right for the

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


4.   Assignment of Geophysical Seismic Data, Continued
     -------------------------------------------------

     Company to use the data in accordance with the terms of the agreement and that the data remains the property of 3-D Seismic and its owners (the "Assignor"). The Company also agreed, except as specified in the agreement, that it will keep the data confidential for its internal use only and that it will not give, sell, trade, dispose of, show or otherwise divulge the data to any other party except on the prior written approval of the Assignor. In addition, within 180 days from receipt of the data (effectively received on May 20, 2002), the Company agrees to have the entire data set reprocessed and provide the reprocessed data to Assignor at no cost to the Assignor.

     Because the assignors also control the Company and therefore the data after the transaction, the value assigned to the data by the Company is the owner's original cost (i.e. "predecessor cost"). Because the assignor would have expensed the cost of the data under generally accepted accounting principles its "predecessor cost" book carrying amount would be zero, and therefore, no amount has been capitalized on the books of the Company for the rights to use the Data. As a result, the common shares issued for the assignment of the right to use the Data is credited to Common Stock at its Par value and Additional Paid-in-Capital is correspondingly debited for the par value of the stock plus the $10 of the consideration recorded as a liability.

5.   Accounts Payable - Related Parties
     ----------------------------------

     Accounts payable - related parties consists of the following at September 30, 2002 and December 31, 2001:

                                                  September 30, 2002  December 31, 2001
                                                  ------------------  -----------------

     Amounts due Mioil, Ltd., an entity owned
      By B. Bryan Leitch, III, who is a major
      shareholder and officer of the Company,
      for geophysical consulting services incurred
      relating to the Jennings Ranch Prospect            $  7,682

     Amount due Legend Operating LLC, an entity
      Wholly owned by James H. Dyer, a
      Shareholder of the Company                              100




                                      F-26



                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


5.   Accounts Payable - Related Parties, Continued
     ---------------------------------------------


                                                  September 30, 2002  December 31, 2001
                                                  ------------------  -----------------

     Amount due 3-D Seismic, an entity owned by
      B. Bryan Leitch, III, James H. Dyer,
      Brenda Phillips, Gilbert Jurenka, and
      Richard Smith, who collectively own
      Approximately 82% voting control of the
      Company                                                  10

     Amount due related party for professional
      fees incurred                                         1,400           $  1,642
                                                         ---------          ---------


     Total accounts payable related parties              $  9,192           $  1,642
                                                         =========          =========

6.   Loss Per Share
     --------------

     Basic and diluted loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

     The computations of basic and diluted loss per common share are as follows

                                                                For the
                                       For the                Period From
                                     Nine-Month            December 19, 2001
                                    Period Ended             (Inception) to
                                  September 30, 2002       September 30, 2002
                                  ------------------       ------------------

     Numerator:

        Net Loss                          ($68,343)                ($69,985)

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


6.   Loss Per Share, Continued
     -------------------------


                                                                For the
                                       For the                Period From
                                     Nine-Month            December 19, 2001
                                    Period Ended             (Inception) to
                                  September 30, 2002       September 30, 2002
                                  ------------------       ------------------

     Denominator:

          Weighted-average shares,
              Basic and Diluted         12,425,000               12,425,000
                                       ------------             ------------

     Loss per common share, basic
             Diluted                        ($0.00)                  ($0.00)
                                            ------                   -------

7.   Income Taxes
     ------------

     The components of the provision for income taxes for the period from December 19, 2001 through September 30, 2002 are as follows:



                  For the
                                       For the                Period From
                                      Six-Month            December 19, 2001
                                     Period Ended            (Inception) to
                                  September 30, 2002       September 30, 2002
                                  ------------------       ------------------

     Current expense:

            Federal                              -                        -

     Deferred benefit:

            Federal                              -                        -
                                              ------                   ------

     Total Provision                             -                        -
                                              ------                   ------

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


7.   Income Taxes, Continued
     -----------------------

     Significant components of the Company's deferred income tax assets and liabilities at September 30, 2002 and December 31, 2001 are as follows:

                                          September 30, 2002   December 31, 2001
                                          ------------------   -----------------

         Deferred income tax asset:       $         23,795     $           558
                                          ------------------   -----------------

             Net Operating losses                     23,795               558

         Net deferred income income
          tax asset                                  (23,795)             (558)
                                          ------------------   -----------------

         Total deferred income tax asset                   -                 -
                                          ------------------   -----------------

     The company has concluded that it is more likely than not that any of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

     Income tax expense differs from the expected amount by applying the federal statutory rate as follows:



                                                                  For the
                                            For the             Period From
                                           Nine-Month        December 19, 2001
                                          Period Ended         (Inception) to
                                       September 30, 2002    September 30, 2002
                                       ------------------    ------------------

     Federal statutory rate                  (34.0)%               (34.0)%

     Increase in valuation allowance          34.0                  34.0
                                            ---------              --------

                                                -                     -
                                            ---------              --------

     At September 30, 2002, the Company has a federal net operating loss carryforward of $69,985 that will begin to expire in 2021.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


8.   Issuance of Common Stock
     ------------------------


     Issuance of Shares for 3-D Seismic Data
     ---------------------------------------

     At the Company's inception, 10,500,000 shares of its common stock were paid for but unissued until after December 31, 2001 for the transfer of the 3-D Seismic data to the Company. Because the individuals that assigned the data also control the Company, the data is valued at the predecessor's cost (see
     Note 4).

     Issuance of Shares for the Payment of Certain Expenses
     ------------------------------------------------------

     In February 2002, the Company agreed to issue 2,310,000 shares of its common stock to Go Call, Inc. in exchange for Go Call, Inc.'s agreement to pay for and all expenses and fees incurred in connection with the (1) formation of the Company, (2) preparation and filing with the Securities and Exchange Commission, NASD, and other regulatory authorities a Registration Statement on Form SB-2 and related documents necessary to become a reporting issuer under The Securities Act of 1933, (3) participation by the Company in the Over-The-Counter Bulletin Board electronic quotation system, (4) all legal, accounting, and filing fees and related expenses incurred by the Company in this connection and (5) the gathering of the appropriate information related thereto. On May 20, 2002, the shares related to this agreement were issued to Go Call, Inc. The costs estimated value of these services is $71,000, of which $60,893 had been provided by September 30, 2002. These amounts have been recorded as legal fees, accounting fees and consulting expense. As of September 30, 2002 the balance of deferred charges was $10,107. As services are provided, they will be recorded as a reduction of equity. The Company as of September 30, 2002 had incurred no administrative or other costs.

9.   Stock Compensation Plan
     -----------------------

     The Company has a Stock Option Plan (the "Plan") under which officers, key employees, directors, and independent contractors may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum number of shares of the Company's common stock available for issuance under the Plan is 8 million shares. As of September 30, 2002, no options had been granted and the maximum number of shares available for future grants under the Plan is 8 million. Under the Plan, the option exercise price is equal to the fair market value of the Company's common stock at the date of grant. Options currently expire no later than 5 years from the grant date. Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid-in capital.

                            Texas Border Gas Company
                      (Formerly Phoenix ATM Service, Inc.)
                          (A Development Stage Company)

                          Notes to Financial Statements

               As of September 30, 2002 and December 31, 2001, and
             For the Nine-Month Period Ended September 30, 2002, and
     For the Period from December 19, 2001 (Inception) to September 30, 2002
                                   (Unaudited)


     The Company has elected to follow APB Option No. 25, Accounting for Stock Issued to Employees, in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements provided the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. However, under Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation, the Company must also determine compensation costs based on the fair value at the grant date for its stock options, and disclosed the related pro forma net income
     (loss) and earning (loss) per share amounts in the notes to the financial statements. As no options have been granted, the pro forma information is not presented.

10.  Subsequent Events
     -----------------

     As discussed in Footnote 3, the Company agreed to acquire an option to purchase certain specified interests in oil and gas leaseholds. This option was to expire on August 19, 2002. On August 19, 2002, the option was extended for an additional 60 days until October 19, 2002. On October 17, 2002 the Company entered an Extended Option to Purchase agreement. This agreement further extended the option period to February 19, 2003. Further, the purchase price was reduced to $90.84 per acre for a total purchase price of $1,400,000 and the $50,000 earnest money deposit was waived.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
                ------------------------------------------------

Indemnification of Directors and Officers.
------------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Section 17 of Article III of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We have entered into indemnification agreements with each of our directors pursuant to which we will agree to indemnify each such director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any action brought or threatened against such person by reason of such person being or having been our director. To be entitled to indemnification by us, such director must have acted in good faith and in a manner such officer or director believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful. Copies of those indemnification agreements are included in the registration statement of which this prospectus forms a part as Exhibits 99.1 through 99.5, inclusive.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. (end boldface)

Other  Expenses  of  Issuance  and  Distribution.  We will pay all  expenses  in
-------------------------------------------------
connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.


          ==============================================================
          Registration Fees                                       $21.25
          ---------------------------------  ---------------------------
          Transfer Agent Fees                Approximately      $1000.00
          Costs of Printing and Engraving    Approximately       $500.00

          Legal Fees                         Approximately    $40,000.00
          Accounting Fees                    Approximately    $11,000.00
          ==============================================================

Recent  Sales  of  Unregistered   Securities.   There  have  been  no  sales  of
---------------------------------------------
unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In April 2002 our Board of Directors authorized the issuance of an aggregate 10,500,000 shares of our common stock to our officers and directors. On May 20, 2002, 6,000,000 of those shares were issued to Benjamin Bryan Leitch, III, in consideration for his interest in the 3-D Seismic data. 2,250,000 of those shares were issued to James H. Dyer in consideration for his interest in the 3-D Seismic data. 1,250,000 of those shares were issued to Brenda K. Phillips in consideration for her interest in the 3-D Seismic data. Gilbert G. Jurenka and Richard J. Smith each received 500,000 of those shares in consideration for their interests in the 3-D Seismic data. A copy of the Assignment and Proof of Sale of 3-D Seismic is included in the registration statement of which this prospectus forms a part marked Exhibit 10.2.

We issued all of these securities to persons who were either "accredited investors," or "sophisticated investors" who, by reason of relationship to us, education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in our company; and each had prior access to all material information about us. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act of 1933, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 Regulation D thereof and from various similar state exemptions.

On February 1, 2002, we agreed to issue 2,310,000 shares of our common stock to Go Call, Inc. in exchange for Go Call, Inc.'s agreement to provide the funds necessary to pay any and all expenses and fees incurred in connection with our formation, preparation and filing with the Securities and Exchange Commission, NASD, and other regulatory authorities a registration statement on Form SB-2 and related documents necessary to become a reporting issuer under the Securities Exchange Act of 1934, participation by us in the Over-The-Counter Bulletin Board electronic quotation system, all legal, accounting, and filing fees and related expenses incurred by us in this connection and the gathering of the appropriate information related thereto. On May 20, 2002, the shares related to this agreement were issued to Go Call, Inc. The costs incurred by us through May 31, 2002 related to these matters was $24,062 and it is estimated that the remaining costs to be incurred will be approximately $50,000.00. A copy of the Subscription and Funding Commitment Agreement detailing this transaction is included in the registration statement of which this prospectus is a part marked
Exhibit 10.3. The shares related to this agreement were issued to Go Call, Inc. in reliance on the "private offering" exemption provided by Section 4(2) of the Securities Act of 1933. We relied on that exemption in part on the representations, warranties and agreements specified in the Subscription and Funding Commitment Agreement. Additionally, Go Call, Inc. is an "accredited investor," who, by reason of relationship to us, education, business acumen, experience or other factors, was fully capable of evaluating the risks and merits of an investment in our company; and had prior access to all material information about us.

Exhibits.  Copies of the following  documents  are filed with this  Registration
---------
Statement as exhibits:

1.        Underwriting Agreement (not applicable)

2.        Subsidiary Spinoff and Distribution Agreement*

3.1       Certificate of Incorporation*
          (Charter Document)

3.2       Bylaws*

4.        Common Share Certificate*

5.        Opinion Re: Legality

8.        Opinion Re: Tax Matters (not applicable)

10.1      Option Purchase Agreement*

10.2      Assignment and Bill of Sale of 3-D Seismic*

10.3      Subscription and Funding Commitment Agreement*

10.4      Incentive Stock Option Plan*

10.5      Amended & Restated Option to Purchase

10.6      Extended Option to Purchase

11.       Statement Re: Computation of Per Share Earnings (Loss)**

23.1      Consent of Auditors

23.2      Consent of Counsel ***

24. Power of Attorney (included on the Signature Page of the Registration Statement)*

99.1      Indemnification Agreement with Benjamin Bryan Leitch, III*

99.2      Indemnification Agreement with James H. Dyer*

99.3      Indemnification Agreement with Gilbert G. Jurenka*

99.4      Indemnification Agreement with Richard J. Smith*

99.5      Indemnification Agreement with Brenda K. Phillips*

*    Previously Filed
**   Included in Financial Statements
***  Included in Exhibit 5

Undertakings.
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.   We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Amendment Number 2 to our registration statement to be signed on our behalf by the undersigned, in the city of Dallas, Texas, on December 9, 2002.


                                          Texas Border Gas Company,
                                          a Delaware corporation

                                          By:   /s/ Benjamin Bryan Leitch, III
                                                ------------------------------
                                                Benjamin Bryan Leitch, III

                                          Its:  President and Director


In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated:


/s/ Benjamin Bryan Leitch, III                  December 9, 2002
--------------------------------------

Benjamin Bryan Leitch, III, President
and Director


*                                               December 9, 2002
--------------------------------------

Brenda K. Phillips, Chief Financial
Officer, Secretary and Director


*                                               December 9, 2002
--------------------------------------

James H. Dyer, Vice President and
Director


* Pursuant to Power of Attorney